                                                                    EXHIBIT 10.1



       ******************************************************************




                                CREDIT AGREEMENT

                            Dated as of April 9, 1998

                                      among

                             RENAISSANCE MEDIA LLC,

                            The LENDERS party hereto,

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                              as Syndication Agent,

                                   CIBC INC.,
                             as Documentation Agent,

                             BANKERS TRUST COMPANY,
                             as Administrative Agent

                                       and

                      for purposes of Section 6.16 hereof,
                         RENAISSANCE MEDIA GROUP LLC and
                    the PARENT COMPANIES referred to herein.

                   -------------------------------------------

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                                   as Arranger



       ******************************************************************

                                TABLE OF CONTENTS
                             ----------------------

                                                                           PAGE
                                                                           ----

                                    ARTICLE 1
                                    ---------
                                   DEFINITIONS
                                   -----------

SECTION 1.01.  Defined Terms.................................................1
SECTION 1.02.  Classification of Loans and Borrowings.......................34
SECTION 1.03.  Terms Generally..............................................34
SECTION 1.04.  Accounting Terms; GAAP.......................................35

                                    ARTICLE 2
                                    ---------
                                   THE CREDITS
                                   -----------

SECTION 2.01.  Commitments..................................................35
SECTION 2.02.  Loans and Borrowings.........................................36
SECTION 2.03.  Requests for Borrowings......................................37
SECTION 2.04.  Letters of Credit............................................38
SECTION 2.05.  Funding of Borrowings........................................43
SECTION 2.06.  Interest Elections...........................................43
SECTION 2.07.  Termination and Reduction of Commitments.....................45
SECTION 2.08.  Maturity of Loans; Evidence of Debt..........................46
SECTION 2.09.  Mandatory Repayment and Prepayment of Loans and
         Reduction of Commitments...........................................46
SECTION 2.10.  Optional Prepayment of Loans.................................53
SECTION 2.11.  Fees.........................................................54
SECTION 2.12.  Interest.....................................................55
SECTION 2.13.  Alternate Rate of Interest...................................56
SECTION 2.14.  Increased Costs..............................................56
SECTION 2.15.  Break Funding Payments.......................................57
SECTION 2.16.  Taxes........................................................58
SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..60
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders...............62

                                    ARTICLE 3
                                    ---------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

SECTION 3.01.  Organization; Powers.........................................63
SECTION 3.02.  Authorization; Enforceability................................63

                                                                           PAGE
                                                                           ----

SECTION 3.03.  Governmental Approvals; No Conflicts.........................63
SECTION 3.04.  Financial Condition; No Material Adverse Change..............64
SECTION 3.05.  Properties...................................................65
SECTION 3.06.  Litigation and Environmental Matters.........................65
SECTION 3.07.  Compliance with Laws and Agreements..........................65
SECTION 3.08.  Investment and Holding Company Status........................66
SECTION 3.09.  Taxes........................................................66
SECTION 3.10.  ERISA........................................................66
SECTION 3.11.  Disclosure...................................................66
SECTION 3.12.  Guarantors...................................................67
SECTION 3.13.  Collateral Documents.........................................67
SECTION 3.14.  Acquisition Documents........................................67
SECTION 3.15.  Solvency.....................................................67
SECTION 3.16.  Interest Rate Protection Program.............................67

                                    ARTICLE 4
                                    ---------
                                   CONDITIONS
                                   ----------

SECTION 4.01.  Effective Date...............................................68
SECTION 4.02.  Each Credit Event............................................72

                                    ARTICLE 5
                                    ---------
                              AFFIRMATIVE COVENANTS
                              ---------------------

SECTION 5.01.  Financial Statements and Other Information...................73
SECTION 5.02.  Notices of Material Events...................................75
SECTION 5.03.  Existence; Conduct of Business...............................75
SECTION 5.04.  Payment of Obligations.......................................75
SECTION 5.05.  Maintenance of Properties; Insurance.........................76
SECTION 5.06.  Books and Records; Inspection Rights.........................76
SECTION 5.07.  Compliance with Laws and Contracts...........................76
SECTION 5.08.  Use of Proceeds and Letters of Credit........................77
SECTION 5.09.  Further Assurances...........................................77
SECTION 5.10.  Year 2000 Compliance.........................................80

                                    ARTICLE 6
                                    ---------
                               NEGATIVE COVENANTS
                               ------------------

SECTION 6.01.  Indebtedness.................................................80
SECTION 6.02.  Liens........................................................81
SECTION 6.03.  Fundamental Changes; Asset Sales.............................82

                                                                           PAGE
                                                                           ----

SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions....83
SECTION 6.05.  Hedging Agreements...........................................84
SECTION 6.06.  Restricted Payments; Voluntary Payments......................84
SECTION 6.07.  Transactions with Affiliates.................................86
SECTION 6.08.  Restrictive Agreements.......................................86
SECTION 6.09.  Modification of Certain Documents............................87
SECTION 6.10.  Accounting Changes...........................................88
SECTION 6.11.  Capital Expenditure; Permitted Acquisitions..................88
SECTION 6.12.  Adjusted Consolidated Senior Leverage Ratio..................89
SECTION 6.13.  Combined Total Leverage Ratio................................89
SECTION 6.14.  Combined Interest Coverage Ratio.............................89
SECTION 6.15.  Combined Fixed Charge Coverage Ratio.........................89
SECTION 6.16.  Limitation on Activities by RMG and Parent Companies.........89

                                    ARTICLE 7
                                    ---------
                                EVENTS OF DEFAULT
                                -----------------

                                    ARTICLE 8
                                    ---------
                                   THE AGENTS
                                   ----------

SECTION 8.01.  Appointment, Powers and Immunities...........................93
SECTION 8.02.  Reliance by Agents...........................................94
SECTION 8.03.  Appointment of Sub-agents....................................94
SECTION 8.04.  Successor Agents.............................................95
SECTION 8.05.  Non-reliance on Agents and Other Lenders.....................95
SECTION 8.06.  Syndication Agent............................................95

                                    ARTICLE 9
                                    ---------
                                  MISCELLANEOUS
                                  -------------

SECTION 9.01.  Notices......................................................96
SECTION 9.02.  Waivers; Amendments; Release of Collateral...................96
SECTION 9.03.  Expenses; Indemnity; Damage Waiver...........................99
SECTION 9.04.  Successors and Assigns......................................101
SECTION 9.05.  Survival....................................................104
SECTION 9.06.  Counterparts; Integration...................................104
SECTION 9.07.  Severability................................................104
SECTION 9.08.  Right of Setoff.............................................104

                                                                           PAGE
                                                                           ----
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process..105
SECTION 9.10.  WAIVER OF JURY TRIAL........................................106
SECTION 9.11.  Headings....................................................106
SECTION 9.12.  Confidentiality.............................................106
SECTION 9.13.  Interest Rate Limitation....................................107

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.06 -- Litigation and Environmental Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A     -- Form of Assignment and Acceptance
Exhibit B     -- Form of Borrower Pledge Agreement
Exhibit C     -- Form of Borrower Security Agreement
Exhibit D-1   -- Form of Parent Companies Guarantee
Exhibit D-2   -- Form of Subsidiary Guarantee
Exhibit D-3   -- Form of Capital Corporation Guarantee
Exhibit E     -- Form of Subsidiary Pledge Agreement
Exhibit F     -- Form of Subsidiary Security Agreement
Exhibit G     -- Form of Parent Companies Pledge and Security Agreement
Exhibit H     -- Form of Opinion of Counsel for Obligors
Exhibit I     -- Form of Opinion of Mississippi Counsel for Obligors
Exhibit J     -- Form of Opinion of Louisiana Counsel for Obligors
Exhibit K     -- Form of Opinion of Tennessee Counsel for the Obligors
Exhibit L     -- Form of Opinion of Special Counsel for the Agents
Exhibit M     -- Terms of Subordination
Exhibit N     -- Form of Letter of Credit Request

         CREDIT AGREEMENT dated as of April 9, 1998, among RENAISSANCE MEDIA LLC, the LENDERS party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, CIBC INC., as Documentation Agent, BANKERS TRUST COMPANY, as Administrative Agent and, for purposes of Section 6.16 hereof, RENAISSANCE MEDIA GROUP LLC and the PARENT COMPANIES referred to herein.

         The parties hereto agree as follows:



                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquisition" means the acquisition by the Borrower of the Targets, as contemplated by the Purchase Agreement.

         "Acquisition Deposits" means deposits or escrows funded in connection with acquisitions; provided that the aggregate amount of all such deposits and escrows shall not exceed $10,000,000 at any one time outstanding.

         "Acquisition Documents" means the Purchase Agreement, including all exhibits (other than Exhibit A) and schedules thereto.

         "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

         "Adjusted Consolidated Senior Leverage Ratio" means, at any date, the ratio of (i) Consolidated Total Senior Debt less the aggregate amount of Asset Sale proceeds (x) then on deposit in the Cash Collateral Account pursuant to
Section 2.09(b) and subject to the Liens created by the Collateral Documents and
(y) irrevocably designated by the Borrower for prepayment of Term Loans and/or reduction of Revolving Commitments to (ii) Annualized Quarterly Combined Operating Cash Flow.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means Bankers Trust Company, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor appointed pursuant to the provisions of Section 8.04.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agents" means the Administrative Agent, the Documentation Agent and the Syndication Agent listed on the cover page of this Agreement, and "Agent" means any of them, as the context may require.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Annualized Quarterly Combined Operating Cash Flow" means, at any date, the Combined Operating Cash Flow for the most recently ended fiscal quarter for which the Borrower has delivered to the Agents and the Lenders the financial statements required to be delivered by the Borrower pursuant to Section 5.01(a) or 5.01(b), as the case may be (after giving effect to any Pro Forma Cash Flow Determination and First Quarter Adjustment), multiplied by four.

         "Applicable Leverage Ratio" means, for any day, the Consolidated Senior Leverage Ratio on the last day of the most recently ended fiscal quarter of the Borrower for which the Borrower has delivered to the Agents and the Lenders the financial statements required to be delivered by the Borrower pursuant to
Section 5.01(a) or 5.01(b), as the case may be; provided that if the Borrower shall not have timely delivered any such financial statements, and the Required Lenders shall not have agreed otherwise, the Applicable Leverage Ratio for each day from and including the day on which such financial statements are required to be delivered to but excluding the day on which such financial statements are delivered shall be deemed to be greater than 5.0:1; and provided further that, for purposes of determining the Applicable Rate pursuant to Table I of the definition of "Applicable Rate," the Applicable Leverage Ratio on the Effective Date shall be equal to the ratio of (i) Consolidated Total Senior Debt on the Effective Date (after giving effect to any Loans made on the Effective Date) to
(ii) $29,300,000.

         "Applicable Percentage" means, with respect to any Lender with a Commitment of any Class, the percentage of the total Commitments of such Class represented by such Lender's Commitment of such Class. If the Commitments of such Class have terminated or expired, the Applicable Percentages with respect to the Commitments of such Class shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, with respect to any ABR Loan or Eurodollar Loan, or with respect to any Letter of Credit participation fee payable hereunder, as the case may be, (i) for any day prior to and including November 13, 1998, the applicable rate per annum set forth in Table I below under the caption "ABR Spread", "Eurodollar Spread" or "Letter of Credit Fee Rate", as the case may be, based on the Applicable Leverage Ratio on the Effective Date; and
(ii) for any day after November 13, 1998, the applicable rate per annum set forth in Table II below under the caption "ABR Spread","Eurodollar Spread" or "Letter of Credit Fee Rate", as the case may be, based upon the Applicable Leverage Ratio on such date; provided that each applicable rate set forth in Table II below will decrease by .125% on and after the first date on which each Agent has received evidence reasonably satisfactory to it that (A) the Subscriber Total of the Borrower and its Consolidated Subsidiaries exceeds 200,000 and (B) the credit facilities provided for under this Agreement shall have been rated Ba3 or better by Moody's and BB- or better by S&P:

                      Table I -- Initial Applicable Rates


==============================================================================================================================
                                                                                   ABR          Eurodollar
                                                                               Spread for       Spread for
                                                                                Revolving       Revolving
                                                                                Loans and       Loans and       Letter of
                                                                             Tranche A Term   Tranche A Term     Credit
 Applicable Leverage Ratio on the Effective Date:                                 Loans           Loans         Fee Rate
------------------------------------------------------------------------------------------------------------------------------
             less than or equal to 4.5 to 1                                       1.25%           2.25%            2.0%
------------------------------------------------------------------------------------------------------------------------------
greater than 4.5 to 1 and less than or equal to 4.75 to 1                         1.375%          2.375%          2.125%
------------------------------------------------------------------------------------------------------------------------------
greater than 4.75 to 1 and less than or equal to 5.0 to 1                          1.5%            2.5%            2.25%
------------------------------------------------------------------------------------------------------------------------------
                 greater than 5.0 to 1                                            1.625%          2.625%          2.375%
==============================================================================================================================


==============================================================================================================================
                                                                                                                Eurodollar
                                                                                             ABR Spread for     Spread for
                                                                                                Tranche B       Tranche B
        Applicable Leverage Ratio on the Effective Date:                                       Term Loans       Term Loans
------------------------------------------------------------------------------------------------------------------------------
             less than or equal to 5.0 to 1                                                      1.625%           2.625%
                 greater than 5.0 to 1                                                           1.875%           2.875%
==============================================================================================================================


                    Table II -- Generally Applicable Rates


==============================================================================================================================
                                                                                 ABR          Eurodollar
                                                                             Spread for       Spread for
                                                                              Revolving       Revolving
                                                                              Loans and       Loans and       Letter of
                                                                           Tranche A Term   Tranche A Term     Credit
            Applicable Leverage Ratio:                                          Loans           Loans         Fee Rate
------------------------------------------------------------------------------------------------------------------------------
                   less than or equal to 3.0 to 1                              0.625%           1.625%         1.375%
------------------------------------------------------------------------------------------------------------------------------
     greater than 3.0 to 1 and less than or equal to 3.5 to 1                  0.875%           1.875%         1.625%
------------------------------------------------------------------------------------------------------------------------------
     greater than 3.5 to 1 and less than or equal to 4.0 to 1                   1.0%             2.0%           1.75%
------------------------------------------------------------------------------------------------------------------------------
     greater than 4.0 to 1 and less than or equal to 4.25 to 1                 1.125%           2.125%         1.875%
------------------------------------------------------------------------------------------------------------------------------
     greater than 4.25 to 1 and less than or equal to 4.5 to 1                  1.25%           2.25%           2.0%
------------------------------------------------------------------------------------------------------------------------------
     greater than 4.5 to 1 and less than or equal to 4.75 to 1                 1.375%           2.375%         2.125%
------------------------------------------------------------------------------------------------------------------------------
     greater than 4.75 to 1 and less than or equal to 5.0 to 1                  1.5%             2.5%           2.25%
------------------------------------------------------------------------------------------------------------------------------
                       greater than 5.0 to 1                                   1.625%           2.625%         2.375%
==============================================================================================================================



=====================================================================================================
                                                                                     Eurodollar
                                                                  ABR Spread for     Spread for
                                                                     Tranche B       Tranche B
                   Applicable Leverage Ratio:                       Term Loans       Term Loans
-----------------------------------------------------------------------------------------------------
                       less than 4.0 to 1                              1.375%           2.375%
-----------------------------------------------------------------------------------------------------
          greater than 4.0 to 1 and less than 5.0 to 1                 1.625%           2.625%
-----------------------------------------------------------------------------------------------------
                      greater than 5.0 to 1                            1.875%           2.875%
=====================================================================================================


         "Asset Sale" means any sale, lease, license or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, or any sale of the stock or other equity securities of any Subsidiary, but excluding (i) dispositions of cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions of inventory in the ordinary course of business and (iii) dispositions to the Borrower or any Subsidiary Guarantor. The description of any transaction as not constituting an "Asset Sale" does not affect any limitation on such transaction imposed by Articles 5 and 6 of this Agreement.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent and Syndication Agent, in the form of Exhibit A.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Renaissance Media LLC, a Delaware limited liability company.

         "Borrower Consolidated EBITDA" means, for any period, the sum of:

                           (1) consolidated net income of the Borrower and its
                  Consolidated Subsidiaries for such period (exclusive of (x) the portion of net income allocable to minority interests in unconsolidated Persons to the extent that cash distributions have not actually been received from such Persons and (y) the effect of any extraordinary or non-recurring gain or loss), plus

                           (2) to the extent deducted in determining such
                  consolidated net income, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization (including without limitation amortization of debt issuance costs) and (iv) other non-cash charges.

         "Borrower Pledge Agreement" means the pledge agreement substantially in the form of Exhibit B between the Borrower and the Administrative Agent, as amended from time to time.

         "Borrower's Board of Representatives" means the Board of Representatives (as defined in the Renaissance Media LLC Limited Liability Company Agreement dated as of April 9, 1998) of the Borrower.

         "Borrower Security Agreement" means the security agreement substantially in the form of Exhibit C between the Borrower and the Administrative Agent entered into as of the Effective Date, as amended from time to time.

         "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

         "Cable Act" means Title VI of the Communications Act, 47 U.S.C. (S) 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, each as amended from time to time.

         "Capital Corporation" means Renaissance Media Capital Corporation, a Delaware corporation.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Collateral Account" has the meaning assigned to such term in the Borrower Security Agreement.

         "Change in Control" means (a) the failure of the Parent Companies to directly or indirectly own 100% of the aggregate ordinary voting power represented by the issued and outstanding equity securities of the Borrower; (b) the failure of RMG to directly or indirectly own 100% of the aggregate ordinary voting power represented by the issued and outstanding equity securities of the Parent Companies; (c) the failure of the Permitted Holders, collectively, to own, directly or indirectly, a majority of the aggregate ordinary voting power represented by the issued and outstanding equity securities of, and to Control, the Parent Companies; or (d) the occurrence of a "change of control" default or other similar event arising from a change of control pursuant to the terms of the Indenture or any other instrument evidencing Indebtedness of any Parent Company.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Tranche B Term Loans or Revolving Loans.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means, collectively, all of the "Collateral" under the Collateral Documents.

         "Collateral Documents" means the Pledge Agreements, the Security Agreements, the Mortgages (if any), any additional pledge agreements, security agreements or mortgages required to be delivered pursuant to the Loan Documents (including without limitation pursuant to Section 5.09 of this

Agreement) and any other instruments or agreements executed pursuant to any of the foregoing.

         "Combined Basis" has the meaning assigned to such term in Section 1.04.

         "Combined Fixed Charges" means, for any period, the sum of (i) Parent Companies Interest Expense for such period, (ii) actual capital expenditures of Parent Companies during such period (excluding (A) expenditures of insurance proceeds to restore damaged fixed assets and (B) for any period or portion thereof ending on or before December 31, 2002, Permitted Special Capital Expenditures), (iii) the aggregate principal amount of scheduled amortization of Combined Total Debt (other than the Revolving Loans) during such period, (iv) the aggregate amount by which the Revolving Commitments have been reduced during such period to the extent the Revolving Loans have been concurrently repaid in corresponding amounts, (v) cash taxes actually paid or payable by Parent Companies during such period, in each case on a Combined Basis and (vi) the aggregate amount of Restricted Payments made pursuant to Section 6.06(a)(ii).

         "Combined Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter of Parent Companies, the ratio of (i) Annualized Quarterly Combined Operating Cash Flow to (ii) Combined Fixed Charges for the period of four consecutive fiscal quarters then ended (or, in the case of the first three fiscal quarters of Parent Companies to end after the Effective Date, Combined Fixed Charges for the period from the Effective Date to the end of the fiscal quarter then ended, multiplied by four, and divided by the number of fiscal quarters ended during such period).

         "Combined Interest Coverage Ratio" means, as of the last day of any fiscal quarter of Parent Companies, the ratio of (i) Annualized Quarterly Combined Operating Cash Flow to (ii) Parent Companies Interest Expense for the period of four consecutive fiscal quarters then ended (or, in the case of the first three fiscal quarters of Parent Companies ending after the Effective Date, Parent Companies Interest Expense for the period from the Effective Date to the end of the fiscal quarter then ended, multiplied by four, and divided by the number of fiscal quarters ended during such period).

         "Combined Operating Cash Flow" means, at any date, the sum of:

                           (1) net income of Parent Companies for the most
                  recently ended fiscal quarter of Parent Companies for which the Borrower has delivered to the Administrative Agent and the Lenders the financial statements required to be delivered by the Borrower pursuant to Section 5.01(a) or 5.01(b), as the case may be

                  (exclusive of (w) the portion of net income allocable to minority interests in unconsolidated Persons to the extent that cash distributions have not actually been received from such Persons, (x) the effect of any extraordinary or non-recurring gain or loss, (y) the effect during such quarter of (i) payment of franchise taxes relating to prior periods,
                  (ii) acquisition deposits forfeited during such quarter, (iii) sales and use tax assessments relating to prior periods and
                  (iv) payment of insurance deductibles, and (z) subject to the consent of at least two of the Agents (such consent not to be unreasonably withheld), certain other non-ordinary operating expenses that would not qualify as extraordinary or non-recurring if construed in accordance with GAAP), plus

                           (2) to the extent deducted in determining such net
                  income, the aggregate amount of (i) Parent Companies Interest Expense, (ii) income tax expense, (iii) depreciation and amortization (including without limitation amortization of debt issuance costs) and (iv) other non-cash charges;

         provided that, if any Permitted Acquisition has occurred during such fiscal quarter, the calculation of Combined Operating Cash Flow shall give effect, on a pro forma basis, to Combined Operating Cash Flow which the Borrower has reasonably determined would have been attributable (after giving effect to pro forma adjustments) to any assets acquired by the Borrower or its Subsidiaries as a result of such Permitted Acquisition (any such determination, a "Pro Forma Cash Flow Determination"); and provided further that if the assumptions on the basis of which the Borrower has made such Pro Forma Cash Flow Determination include anticipated cost savings for such fiscal quarter that exceed 10% of the actual cost of operations of the entity or attributable to the assets proposed to be acquired for the fiscal quarter of such entity or the seller of such assets, as the case may be, most recently ended prior to the date of such Pro Forma Cash Flow Determination, then any such Pro Forma Cash Flow Determination shall be made only if, and only to the extent that, at least two of the Agents shall have consented (such consent not to be unreasonably withheld) to the assumptions (including pro forma adjustments) on the basis of which the Borrower has made such Pro Forma Cash Flow Determination; and provided further that, for purposes of calculating Combined Operating Cash Flow for the first fiscal quarter of Parent Companies to end after the Effective Date, net income of the Parent Companies for such fiscal quarter shall be deemed equal to the net income of Parent Companies for the period from the Effective Date to the last day of such fiscal quarter multiplied by 1.125 (the "First Quarter Adjustment").

         "Combined Total Debt" means, as of any date, the aggregate amount of all Indebtedness of Parent Companies, determined on a Combined Basis.

         "Combined Total Leverage Ratio" means, at any date, the ratio of (i) Combined Total Debt less the aggregate amount of Asset Sale proceeds (x) then on deposit in the Cash Collateral Account and (y) subject to the Liens created by the Collateral Documents to (ii) Annualized Quarterly Combined Operating Cash Flow.

         "Commitment" means a Tranche A Term Commitment, a Tranche B Term Commitment or a Revolving Commitment, and "Commitments" means all or any combination of them, as the context may require.

         "Communications Act" means the Communications Act of 1934, as amended from time to time, and the regulations promulgated thereunder.

         "Company Total Interest Expense" means, for any period, the aggregate amount of cash and non-cash interest expense of the Parent Companies, determined on a Combined Basis for such period, (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation (calculated in accordance with the effective interest method of accounting), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Agreements, and Indebtedness that is guaranteed or secured by either Parent Company or any of its Subsidiaries) and the interest portion of payments under Capital Lease Obligations.

         "Consolidated Capital Expenditures" means, for any period, expenditures for additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period (other than Permitted Acquisitions), as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period, including in any event the capital portion of lease payments made in respect of Capital Lease Obligations, but excluding expenditures for the restoration or replacement of fixed assets to the extent financed by the proceeds of an insurance policy described in clause (i) of the definition of "Major Casualty Proceeds."

         "Consolidated Interest Expense" means, for any period, the cash interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, including in any event the interest portion of payments under Capital Lease Obligations, but excluding (i) any amortization of debt issuance costs and (ii) to the extent included in interest expense in accordance with Financial Accounting Standards Board Statements Nos. 87 and 106, deferred payment obligations with respect to pension plans and post retirement benefits.

         "Consolidated Senior Leverage Ratio" means, at any date, the ratio of
(i) Consolidated Total Senior Debt to (ii) Annualized Quarterly Combined Operating Cash Flow.

         "Consolidated Subsidiary" means, with respect to any Person, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Borrower.

         "Consolidated Total Senior Debt" means, as of any date, the aggregate amount of all Indebtedness of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis at such date.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Copyright Act" means the Copyright Act of 1976, as amended from time to time.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Deferred Reinvestment Deposits" means deposits of proceeds with a "qualified intermediary," "qualified escrow account," "qualified trust" or similar person or arrangement for purposes of facilitating a like-kind exchange under Section 1031 (or any successor provision) of the Code and regulations promulgated thereunder.

         "Deferred Reinvestment Swap" means an Asset Sale all of the proceeds of which are applied to fund a Deferred Reinvestment Deposit.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Effective Date Collateral Documents" means the Parent Companies Pledge Agreement and the Borrower Security Agreement, in each case as in effect on the Effective Date.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity-Funded Acquisition Deposit" means an Acquisition Deposit funded with the proceeds of an Equity Issuance that is effected for the sole purpose of funding such Acquisition Deposit.

         "Equity Issuance" means the issuance of any equity securities by the Borrower or any of its Subsidiaries, including without limitation any equity securities issued pursuant to the exercise of options or warrants, other than equity securities issued to the Borrower or any Subsidiary.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article 7.

         "Excess Cash Flow" means, for any period, the excess (if any), determined without duplication, of:

                  the sum of (i) Borrower Consolidated EBITDA for such fiscal period, and (ii) cash interest income and extraordinary cash income of the Borrower and its Consolidated Subsidiaries for such fiscal period (to the extent not included in Borrower Consolidated EBITDA);

minus

                  the sum of (i) Consolidated Capital Expenditures made in cash in accordance with Section 6.11 during such period, (ii) cash interest expense (including, without limitation, cash dividends paid to Parent Companies in accordance with Section 6.06(a)(vi)) of the Borrower and its Consolidated Subsidiaries for such period (to the extent not included in Borrower Consolidated EBITDA), (iii) mandatory repayments or prepayments of long-term Indebtedness (and optional prepayments of long-term Indebtedness, the amounts of which cannot be reborrowed or redrawn under the instruments evidencing such long-term Indebtedness) of the Borrower and its Consolidated Subsidiaries during such period (adjusted to eliminate the effect of prepayments on account of Excess Cash Flow for a prior period), (iv) repayments during such period of the revolving credit loans and short-term Indebtedness of the Borrower and its Consolidated Subsidiaries which were not made with the proceeds of other Indebtedness and which repaid amounts cannot be reborrowed or redrawn under the instruments evidencing such loans and short-term Indebtedness, (v) cash payments with respect to taxes (including, without limitation, Restricted Payments made pursuant to Section 6.06(a)(vii)) made during such period, (vi) Restricted Payments made pursuant to and in accordance with Sections 6.06(a)(ii), (iv), (v),
         (viii) and (x).

         "Excluded Amendment" has the meaning specified in the definition of "Time Warner Put."

         "Excluded Assets" has the meaning assigned to such term in the Purchase Agreement.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder or under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or any State, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

         "FCC" means the Federal Communications Commission and any successor thereto.

         "FCC License" means any license, permit, certificate of compliance, approval or authorization granted or issued by the FCC and owned or held by the Borrower or any of its Subsidiaries in order to own and operate cable television systems and provide cable television services.

         "Federal Funds Effective Rate" means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "First Quarter Adjustment" has the meaning specified in the definition of "Combined Operating Cash Flow".

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Franchise" means any authorization issued by a Governmental Authority in connection with the construction, operation or maintenance of a cable television system, whether such authorization is designated as a franchise, permit, license, resolution, ordinance, contract, certificate or otherwise.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guarantee (other than contingent obligations in respect of surety and performance bonds and letters of credit issued to support ordinary course contractual obligations not constituting Indebtedness, such as Franchise or pole attachment agreements) issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantor" means any of Parent Companies, Capital Corporation and each Subsidiary Guarantor, and "Guarantors" means two or more of them, as the context may require.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee (other than contingent obligations in respect of surety and performance bonds and letters of credit issued to support ordinary course contractual obligations not constituting Indebtedness, such as Franchise or pole attachment agreements) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indebtedness Incurrence" means any incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under
Section 6.01(a) through (h), inclusive.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnity Proceeds" means any amounts constituting indemnity payments received by the Borrower or any of its Subsidiaries pursuant to indemnity provisions contained in the Acquisition Documents.

         "Indenture" means the Indenture dated as of April 9, 1998 among Parent Companies, Capital Corporation, RMG, as guarantor, and United States Trust Company of New York, as Trustee, as amended from time to time in accordance with
Section 6.09.

         "Individual Subscriber" has the meaning assigned to such term in the Purchase Agreement.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest

Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) if any Interest Period pertaining to a Eurodollar Term Loan includes a date on which a scheduled payment of principal of the Term Loans included in such Borrowing is required to be made under Section 2.09(a) but does not end on such date, then (a) the principal amount of each Eurodollar Term Loan required to be repaid on such date shall have an Interest Period ending on such date and (b) the remainder (if any) of each such Eurodollar Term Loan shall have an Interest Period determined as set forth above. For purposes of this definition, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Issuing Bank" means Bankers Trust Company, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage (determined on the basis of the Revolving Commitments) of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 2.01 under the heading "Lenders" and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Acceptance.

         "Letter of Credit" means any standby letter of credit issued pursuant to this Agreement.

         "LIBO Rate" means, with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loans, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, the Letters of Credit, the Parent Companies Guarantee, the Capital Corporation Guarantee, the Subsidiary Guarantee and the Collateral Documents.

         "Loans" means Term Loans or Revolving Loans or any combination thereof, as the context may require.

         "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received from a Person other than the Borrower or any of its Subsidiaries in connection with one or more related events by the Borrower or any of its Subsidiaries under any insurance policy maintained by the Borrower or any of its Subsidiaries covering casualty losses with respect to tangible real or personal property or improvements or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its Subsidiaries, in either case only if the amount of such aggregate proceeds or award or other compensation exceeds $5,000,000, in each case less any taxes actually paid or to be payable by the Borrower or any of its Subsidiaries (as estimated by a Financial Officer, giving effect to the overall tax position of the Borrower) in respect of receipt of such insurance proceeds or award or other compensation, as the case may be (or, in the case of the Borrower so long as it is treated as a partnership for United States federal, state or local income tax purposes, distributions to its members at such times and in such amounts as required to permit payment of taxes by such members in respect of their distributive shares of income attributable to such insurance proceeds or award or other compensation.

         "Major Systems" means (i) the portion of the Jackson, Tennessee System, which serves the community of Jackson, Tennessee, (ii) the St. Tammany System, which comprises one consolidated headend and serves the communities of Slidell, Mandeville and St. Tammany, the towns of Pearl River, Abita Springs and Madisonville and the City of Covington, Louisiana, and (iii) the Lafourche System, which comprises two headends, one of which is a consolidated headend, and serves the communities of Lafourche, Assumption, and St. James, Louisiana, and "Major System" means any one of the foregoing.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents or (c) the ability of the Lenders or the Agents to practically realize the rights and benefits, taken as a whole, intended to be afforded to the Lenders or the Agents, as the case may be, under the Loan Documents.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Maturity Date" means (i) with respect to the Revolving Loans and the Tranche A Term Loans, March 31, 2006 and (ii) with respect to the Tranche B Term Loans, September 30, 2006.

         "Moody's" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating loans and debt securities.

         "Mortgage" means each mortgage, deed of trust or deed to secure debt (in each case in form and substance reasonably satisfactory to the Administrative Agent), between each Obligor party thereto, as mortgagor or trustor, and the

Administrative Agent, as mortgagee or beneficiary, entered into after the Effective Date, upon the occurrence and continuation of a Default, at the request of the Required Lenders pursuant to Section 5.09(c), and "Mortgages" means all of the foregoing.

         "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" means, with respect to any Indebtedness Incurrence, Equity Issuance or Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries therefrom or in respect thereof (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale, but not including the amount of Indebtedness (if any) assumed by the purchaser in any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect thereof and (y) solely with respect to any Asset Sale, (i) the amount of any Indebtedness required to be discharged in connection with or as a result of such Asset Sale, (ii) the amount of any indemnification reserve funds established in connection with such Asset Sale, but only until such time as such reserve funds are released if not paid over to the purchaser or its designee in such Asset Sale and (iii) any taxes actually paid or to be payable by such Person, giving effect to the overall tax position of the Borrower (or, in the case of the Borrower so long as it is treated as a partnership for United States federal, state or local income tax purposes, distributions to its members at such times and in such amounts as required to permit payment of taxes by such members in respect of their distributive shares of income attributable to such Asset Sale).

         "Net Investment Amount" has the meaning specified in Section 6.04(i).

         "Obligor" means each of the Borrower, Parent Companies, Capital Corporation and the Subsidiary Guarantors.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

         "Parent Companies" means Renaissance Media (Louisiana) LLC, a Delaware limited liability company, and Renaissance Media (Tennessee) LLC, a Delaware limited liability company, collectively, and "Parent Company" means either of them, including, in each case, their respective successors. Unless the context otherwise requires, whenever an amount is to be determined hereunder with respect to Parent Companies, such amount shall be determined on a Combined Basis.

         "Parent Companies Guarantee" means the guarantee agreement substantially in the form of Exhibit D-1 by Parent Companies for the benefit of the Administrative Agent, as amended from time to time.

         "Parent Companies Interest Expense" means, for any period, the cash interest expense of Parent Companies for such period, including in any event the interest portion of payments under Capital Lease Obligations, but excluding (i) any amortization of debt issuance costs and (ii) to the extent included in interest expense in accordance with Financial Accounting Standards Board Statements Nos. 87 and 106, deferred payment obligations with respect to pension plans and post retirement benefits.

         "Parent Companies Pledge Agreement" means the pledge agreement substantially in the form of Exhibit G among Parent Companies and the Administrative Agent entered into as of the Effective Date, as amended from time to time.

         "Parent Companies Subsidiary" means any direct or indirect wholly owned subsidiary of either Parent Company.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Acquisition" means any acquisition (other than the Acquisition), whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof, of
(i) all or a substantial part of the assets, or a going concern business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of securities of an existing corporation or other Person having ordinary voting power (apart from rights accruing under special circumstances) to elect a majority of the board of directors of such corporation or other Person or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person, provided that:

                  (v) both before and immediately after giving effect to such acquisition, no Default shall have occurred and be continuing;

                  (w) the Person whose assets, securities or equity interests are being acquired is engaged in the cable television business or a business related, ancillary or complementary thereto;

                  (x) the Borrower shall be in compliance with Sections 6.12, 6.13, 6.14 and 6.15 after the Adjusted Consolidated Senior Leverage Ratio,

         Combined Total Leverage Ratio, Combined Interest Coverage Ratio, Combined Fixed Charge Coverage Ratio and Combined Operating Cash Flow (after giving effect to any Pro Forma Cash Flow Determination) are each adjusted with respect to such acquisition on the date of consummation or proposed consummation thereof (the "Transaction Date") as follows: in calculating Combined Operating Cash Flow and Parent Companies Interest Expense, (1) the incurrence of any Indebtedness in connection with such acquisition and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the period of four consecutive fiscal quarters (or other period) for which such amounts are required to be determined in accordance with the definitions of Adjusted Consolidated Senior Leverage Ratio, Combined Total Leverage Ratio, Combined Interest Coverage Ratio and Combined Fixed Charge Coverage Ratio (the "Reference Period"), (2) pro forma effect shall be given to any acquisition (including adjustments to operating results required to be made in accordance with GAAP) which occurs during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date as if such acquisition had occurred on the first day of the Reference Period, (3) the incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period and (4) Parent Companies Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, unless the obligor with respect to such Indebtedness is a party to an interest rate swap or cap or similar agreement (which shall remain in effect for the twelve month period after the Transaction Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used;

                  (y) at least 15 days prior to the closing date for any such acquisition (or, in the case of any acquisition that occurs within 15 days after the Effective Date, within such time as the Borrower and the Syndication Agent agree), the Borrower shall have delivered to each of the Lenders (1) a compliance certificate certifying the Borrower's compliance with the covenants of this Agreement, including, without limitation, Sections 6.12, 6.13 (if applicable at such time), 6.14 and 6.15, after giving effect on a pro forma basis to such acquisition as required in clause (x) above and (2) a report of the chief financial officer or chief accounting officer of the Borrower, in a form and providing sufficient detail and justification for the information provided therein, including assumptions, establishing (A) the basis for such certification and (B) that after giving effect to such acquisition and the financing therefor, the Borrower shall be in compliance on a pro forma basis until the end of the twelve-month period immediately following the last day of the month in which such acquisition is proposed to be consummated with the covenants contained in Sections 6.12, 6.13 (if applicable at such time), 6.14 and 6.15; provided that if the assumptions referred to in subclause (2) above include anticipated cost savings (calculated for the twelve-month period following the last day of the month in which such acquisition is proposed to be consummated) that exceed 10% of the actual cost of operations of the entity or attributable to the assets proposed to be acquired for the period of four consecutive fiscal quarters of such entity or the seller of such assets, as the case may be, most recently ended prior to the date of such report, then such report of the chief financial officer or chief accounting officer (including the assumptions referred to in clause (2) above) shall require the approval of at least two of the Agents, after completion of reasonable due diligence (such approval not to be unreasonably withheld).

                  (z) at the time such acquisition is consummated, (i) any property acquired by the Borrower or its Subsidiaries in connection therewith shall be made subject to the Liens of the Collateral Documents in accordance with Section 6.11 and (ii) any new wholly owned Subsidiary of the Borrower acquired or created in connection therewith or resulting therefrom shall become a Subsidiary Guarantor hereunder in accordance with Section 5.09.

         "Permitted Asset Swap" means a swap of cable systems or cable system assets by the Borrower or any of its Subsidiaries with any Person other than the Borrower and its Subsidiaries to the extent such swap involves a like-kind exchange and (subject to the last proviso of this definition) no other consideration; provided that:

                  (v) the disposition of the systems or assets of the Borrower or its Subsidiary which are the subject of such swap and the receipt by the Borrower or such Subsidiary of the like-kind consideration therefor shall occur substantially simultaneously;

                  (w) the Borrower shall be in compliance with Sections 6.12, 6.13, 6.14 and 6.15 after the Adjusted Consolidated Senior Leverage Ratio, Combined Total Leverage Ratio, Combined Interest Coverage Ratio, Combined Fixed Charge Coverage Ratio and Combined Operating Cash Flow (after giving effect to any Pro Forma Cash Flow Determination) are each adjusted with respect to such swap on the date of consummation or proposed consummation thereof (the "Swap Transaction Date") as follows: in calculating Combined Operating Cash Flow and Parent Companies Interest Expense, (1) the incurrence of any Indebtedness in connection with such swap and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the period of four consecutive fiscal quarters (or other period) for which such amounts are required to be determined in accordance with the definitions of Adjusted Consolidated Senior Leverage Ratio, Combined Total Leverage Ratio, Combined Interest Coverage Ratio and Combined Fixed Charge Coverage Ratio (the "Swap Reference Period"), (2) pro forma effect shall be given to any swap (including adjustments to operating results required to be made in accordance with GAAP) which occurs during the Swap Reference Period or subsequent to the Swap Reference Period and prior to the Swap Transaction Date as if such acquisition had occurred on the first day of the Swap Reference Period, (3) the incurrence of any Indebtedness during the Swap Reference Period or subsequent to the Reference Period and prior to the Swap Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Swap Reference Period and (4) Parent Companies Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, unless the obligor with respect to such Indebtedness is a party to an interest rate swap or cap or similar agreement (which shall remain in effect for the twelve month period after the Swap Transaction Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used;

                  (x) at least 15 days prior to the closing date for any such swap (or, in the case of any swap that occurs within 15 days after the Effective Date, within such time as the Borrower and the Syndication Agent agree), the Borrower shall have delivered to each of the Lenders
         (1) a compliance certificate certifying the Borrower's compliance with the covenants of this Agreement, including, without limitation, Sections 6.12, 6.13 (if applicable at such time), 6.14 and 6.15, after giving effect on a pro forma basis to such swap as required in clause
         (w) above and (2) a report of the chief financial officer or chief accounting officer of the Borrower, in a form and providing sufficient detail and justification for the information provided therein, including assumptions, establishing (A) the basis for such certification and (B) that after giving effect to such swap and the financing therefor, the Borrower shall be in compliance on a pro forma basis until the end of the twelve-month period immediately following the last day of the month in which such swap is proposed to be consummated with the covenants contained in Sections 6.12, 6.13 (if applicable at such time), 6.14 and 6.15; provided that if the assumptions referred to in subclause (2) above include anticipated cost savings (calculated for the twelve-month period following the last day of the month in which such swap is proposed to be consummated) that exceed 10% of the actual cost of operations of the entity or attributable to the assets proposed to be acquired for the period of four consecutive fiscal quarters of such entity or the seller of such assets, as the case may be, most recently ended prior to date of such report, then such report of the chief financial officer or chief accounting officer (including the assumptions referred to in clause (2) above) shall require the approval of at least two of the Agents, after completion of reasonable due diligence (such approval not to be unreasonably withheld);

                  (y) at the time such swap is consummated, (i) any property acquired by the Borrower or its Subsidiaries in connection therewith shall be made subject to the Liens of the Collateral Documents in accordance with Section 6.11 and (ii) any new wholly owned Subsidiary of the Borrower acquired or created in connection therewith or resulting therefrom shall become a Subsidiary Guarantor hereunder in accordance with Section 5.09; and

                  (z) any proposed swap that would result in the disposition of all or substantially all of the assets comprising any Major System, in any transaction or related series of transactions, shall not be a "Permitted Asset Swap" unless the Required Lenders have so agreed in writing; and

         provided further that if a swap of cable systems or cable system assets is not entirely like-kind but involves the receipt or payment of other consideration, it shall to the extent that receipt or payment of other consideration is involved, but only to such extent, be deemed not a Permitted Asset Swap and shall be subject to any other applicable provisions of this Agreement.

         "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business or with respect to obligations that are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (f) Liens created by the Collateral Documents;

          (g) Liens resulting from Acquisition Deposits;

          (h) Liens resulting from restrictions on transferability imposed (i) under the terms of any Franchise, FCC License, pole attachment agreement or other similar agreement entered into by the Borrower or any Subsidiary in the ordinary course of business or (ii) as a result of the Borrower and its Subsidiaries being subject to the Communications Act or similar state or local laws and regulations;

          (i) tower leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole; and

          (j) any interest or title of a lessor in property leased by the Borrower or any of its Subsidiaries under any capital lease or operating lease permitted hereunder;

         provided that the term "Permitted Encumbrances" (x) shall not include any Lien securing Indebtedness (other than the Loans and reimbursement obligations in respect of LC Disbursements) and (y) when used with respect to any Collateral subject to a Mortgage, shall mean the "Permitted Encumbrances" as defined in such Mortgage only.

         "Permitted Holders" means any of Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCPIII 892 Investors, L.P. and their respective Affiliates.

         "Permitted Investments" means:

                           (a) direct obligations of, or obligations the
                  principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                           (b) investments in commercial paper maturing within
                  270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standards & Poor's Rating Group or from Moody's Investor Service Inc.;

                           (c) investments in certificates of deposit, banker's
                  acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                           (d) fully collateralized repurchase agreements with a
                  term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                           (e) investments in money market funds comprised
                  principally of assets described in clauses (a) through (c) above.

         "Permitted Special Capital Expenditures" means, for any period ending on or before December 31, 2002, special capital expenditures of the Borrower and its Consolidated Subsidiaries related to the high speed data and digital services businesses and systems rebuilds and upgrades, to the extent such special capital expenditures do not exceed (i) $17,500,000 in any calendar year ending on or prior to December 31, 2002, and (ii) $45,000,000 in the aggregate from the Effective Date through December 31, 2002.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or

Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Plan Reversion Proceeds" means the aggregate amount of payments received by the Borrower or any of its Subsidiaries from the termination of a Plan.

         "Pledge Agreement" means the Parent Companies Pledge Agreement, the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, and "Pledge Agreements" means all of the foregoing.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bankers Trust Company as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Pro Forma Cash Flow Determination" has the meaning specified in the definition of "Combined Operating Cash Flow".

         "Purchase Agreement" means the Asset Purchase Agreement dated as of November 14, 1997 between RMH and Seller, as amended to date and from time to time in accordance with Section 6.09, and as may be assigned to the Borrower prior to the closing thereunder.

         "Reduction Percentage" means (i) in the case of an Equity Issuance, 50%, and (ii) in all other cases, 100%.

         "Register" has the meaning assigned to such term in Section 9.04.

         "Related Entity" means, at any date, any Subsidiary (other than a wholly owned Subsidiary) or other corporation or entity in which the Borrower or any Subsidiary owns capital stock or other equity interests.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Renaissance Companies" means RMG and any successor thereto, together with its direct and indirect Subsidiaries (including, without limitation, the Parent Companies, Capital Corporation and the Borrower).

         "Required Lenders" means, at any time, Lenders having in the aggregate at least 51% of the sum of (i) Revolving Credit Exposures and unused Revolving Commitments at such time and (ii) the aggregate principal amount of the Term Loans outstanding at such time (or, if no Term Loans are outstanding at such time, the aggregate Term Commitments at such time).

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of equity securities of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity securities of the Borrower or any option, warrant or other right to acquire any such equity securities of the Borrower.

         "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (x) reduced from time to time pursuant to Sections 2.07(c), 2.09(a)(ii) and 2.09(b) and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 under the heading "Revolving Commitment", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $40,000,000.

         "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of (i) the Maturity Date for Revolving Loans and (ii) the date of termination of the Revolving Commitments.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

         "Revolving Loan" means a loan made pursuant to Section 2.01(c).

         "RMG" means Renaissance Media Group LLC, a Delaware limited liability company.

         "RMH" means Renaissance Media Holdings LLC, a Delaware limited liability company.

         "Security Agreement" means the Borrower Security Agreement or the Subsidiary Security Agreement, and "Security Agreements" means both of them.

         "Seller" means TWI Cable Inc., a Delaware corporation.

         "Senior Discount Notes" means the 10% Senior Discount Notes Due 2008 issued by Parent Companies and Capital Corporation pursuant to the Indenture.

         "Social Contract" means the rights and obligations with respect to the Systems under the Social Contract, as approved by the FCC on November 30, 1995 and effective as of January 1, 1996, among the FCC, the Seller, Time Warner Entertainment Company, L.P., Time Warner Entertainment -Advance/ Newhouse Partnership, and subsidiaries, divisions and affiliates thereof, which rights and obligations are to be assumed by the Borrower in connection with the consummation of the Acquisition, with the concurrence of the FCC by an Order of the FCC adopted March 16, 1998 and released March 19, 1998.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating loans and debt securities.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurodollar funding (currently referred to as "Eurodollar Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurodollar funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subscriber Equivalent" has the meaning assigned to such term in the Purchase Agreement.

         "Subscriber Total" means, at any date, the sum of (i) all Individual Subscribers on such date and (ii) all Subscriber Equivalents on such date.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means, with respect to any Person, any subsidiary of such Person; unless otherwise specified, "Subsidiary" means a subsidiary of the Borrower.

         "Subsidiary Guarantee" means the guarantee agreement substantially in the form of Exhibit D-2 by each Subsidiary Guarantor for the benefit of the Administrative Agent, as amended from time to time.

         "Subsidiary Guarantor" means each Parent Companies Subsidiary which becomes a party to the Subsidiary Guarantee pursuant to Section 5.09, and "Subsidiary Guarantors" means all of them.

         "Subsidiary Pledge Agreement" means the pledge agreement substantially in the form of Exhibit E among each Subsidiary Guarantor and the Administrative Agent, as amended from time to time.

         "Subsidiary Security Agreement" means the security agreement substantially in the form of Exhibit F hereto among each Subsidiary Guarantor and the Administrative Agent, as amended from time to time.

         "Systems" means cable television systems in and around Jackson, Selmer, Camden, Alamo and Newbern, Tennessee; Picayune, Mississippi; and St. Tammany, Lafourche, St. Landry and Pointe Coupee, Louisiana; and "System" means any one of the foregoing cable television systems.

         "Targets" means all of the assets (other than the Excluded Assets) comprising the Systems.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Commitments" means Tranche A Term Commitments or Tranche B Term Commitments, or any combination thereof, as the context may require.

         "Term Loans" means Tranche A Term Loans or Tranche B Term Loans, or any combination thereof, as the context may require.

         "Time Warner Put" means the Seller's right, pursuant to and in accordance with the procedures set forth in Section 9.05 of the Amended and Restated Limited Liability Company Agreement of RMH, dated as of April 9, 1998 (as in effect on the Effective Date and, except for any Excluded Amendment (as hereafter defined), as amended from time to time) to cause RMH to purchase all of the Seller's limited liability company interests of RMH if at any time the Seller's direct or indirect ownership of a limited liability company interest in RMH violates a material legal or regulatory requirement applicable to the Seller. For purposes hereof, an "Excluded Amendment" means any amendment or modification of the Amended and Restated Limited Liability Company Agreement of RMH that, without the prior written consent of the Required Lenders, (i) results in an increase in the purchase price, (ii) reduces or eliminates the required notice period, or (iii) otherwise expands the rights of the Seller in any manner that adversely affects the Lenders, in each case in respect of an exercise of the Time Warner Put.

         "Tranche A Term Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche A Term Loans hereunder, as such commitment may be (x) reduced from time to time pursuant to Sections 2.07(c) and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Term Commitment is set forth on
Schedule 2.01 under the heading "Tranche A Term Commitment", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Term Commitments is $60,000,000.

         "Tranche B Term Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche B Term Loans hereunder, as such commitment may be (x) reduced from time to time pursuant to Section 2.07(c) and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Term Commitment is set forth on
Schedule 2.01 under the heading "Tranche B Term Commitment", or in the

Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Term Commitments is $50,000,000.

         "Tranche A Term Loan" means a loan made pursuant to Section 2.01(a).

         "Tranche B Term Loan" means a loan made pursuant to Section 2.01(b).

         "Transactions" means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "U.S. Dollars" means the lawful currency of the United States of America.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (subject to Section 6.10); provided that, if the Borrower notifies the Agents that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower and the other Agents that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The term "Combined Basis", when used with respect to the determination of any amount, means that such amount is to be determined by combining (i) the relevant amount determined with respect to Renaissance Media (Louisiana) LLC and its consolidated subsidiaries on a consolidated basis and
(ii) the relevant amount determined with respect to Renaissance Media (Tennessee) LLC and its consolidated subsidiaries on a consolidated basis, all in accordance with GAAP. Unless the context otherwise requires, whenever an amount herein is expressly to be determined with respect to Parent Companies, such amount shall be determined on a Combined Basis.



                                   ARTICLE 2

                                  THE CREDITS

         SECTION 2.01. Commitments. (a) Tranche A Term Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make a loan to the Borrower on the Effective Date in an aggregate principal amount that will not result in such Lender's Tranche A Term Loans exceeding such Lender's Tranche

A Term Commitment. Loans made pursuant to this paragraph are not revolving in nature and amounts of such Loans repaid or prepaid may not be reborrowed.

          (b) Tranche B Term Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make a loan to the Borrower on the Effective Date in a principal amount that will not result in such Lender's Tranche B Term Loans exceeding such Lender's Tranche B Term Commitment. Loans made pursuant to this subsection are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

          (c) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the relevant Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may (subject to Section 2.18) make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date for the relevant Class.

         SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:30 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)   the aggregate amount of the requested Borrowing;

         (ii)   the date of such Borrowing, which shall be a Business Day;

        (iii) whether such Borrowing is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing or a Revolving Borrowing;

         (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (vi) the location and number of the account or accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

         If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender with a Commitment of the relevant Class of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Letters of Credit. (a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit (payable on a sight (not a delayed) basis and denominated in U.S. Dollars) for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time prior to the date that is 30 days before the last day of the Revolving Credit Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Request to Issue, Amend, Extend; Certain Conditions. To request the issuance of a Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the proposed issuance date) a Request to Issue in the form of Exhibit N, which will be accompanied by such other documentation that the Issuing Bank may reasonably require. The making of each Request to Issue a Letter of Credit shall be deemed to be a representation and warranty by the Borrower that such issuance shall not violate the requirements of this Agreement applicable to Letters of Credit and that after giving effect to such issuance
(i) the LC Exposure shall not exceed $4,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments. To request the amendment or extension of a Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communications, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the proposed amendment or extension date) a notice, in a form acceptable to the Issuing Bank, identifying the affected Letter of Credit and setting forth appropriate details of the requested amendment and/or extension. The making of each request to amend or extend a Letter of Credit shall be deemed to be a representation and warranty by the Borrower that such amendment or extension shall not violate the requirements of this Agreement applicable to Letters of Credit.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of each successive extension thereof, a date up to one year after the date of such extension) and
(ii) the date that is thirty Business Days prior to the Maturity Date for Revolving Loans.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage (if any) of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage (if any) of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Upon the issuance of or amendment to any Letter of Credit, the Issuing Bank shall promptly notify each Lender of such issuance or amendment, and such notice shall be accompanied by a copy of the issued Letter of Credit or amendment, as the case may be; provided that the failure of the Issuing Bank to so notify the Lenders shall not affect the obligations of the Borrower or the Lenders hereunder. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC

Disbursement is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender with a Revolving Commitment of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; and none of the Administrative Agent, the Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that none of the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Lenders with LC Exposure representing at least 51% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article 7. Such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such deposits. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC

Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts of the Borrower designated by the Borrower in the applicable Borrowing Request or, in the absence of such a designation, to an account of the Borrower maintained with the Administrative Agent in New York City; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing (if any), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such

Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

              (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

              (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

              (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

              (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election
Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.07. Termination and Reduction of Commitments. (a) The Term Commitments shall terminate on the Effective Date simultaneous with the funding of the Loans made under those Commitments on the Effective Date, and the Revolving Commitments shall terminate on the last day of the Revolving Credit Availability Period.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders having Commitments of the affected Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, the effectiveness of a merger or consolidation of the Borrower with any other Person or the consummation of a sale or other disposition of all or a substantial part of the assets of the Borrower, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

         SECTION 2.08. Maturity of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the relevant Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower (such approvals not to be unreasonably withheld). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.09. Mandatory Repayment and Prepayment of Loans and Reduction of Commitments. (a) Repayment and Reduction. (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender having Tranche A Term Loans or Tranche B Term Loans, on each date set forth below, an aggregate principal amount of such Loans equal to the amount set forth below opposite such date (as such amount may be reduced pursuant to paragraph (b)(v) below or Section 2.10(c)):


                                           Tranche A         Tranche B
                                             Term              Term
            Date                         Loans Amount      Loans Amount
            ----                         ------------      ------------
June 30, 1998                          $        150,000  $        125,000
September 30, 1998                     $        150,000  $        125,000
December 31, 1998                      $        150,000  $        125,000
March 31, 1999                         $        150,000  $        125,000
June 30, 1999                          $        150,000  $        125,000
September 30, 1999                     $        150,000  $        125,000
December 31, 1999                      $        150,000  $        125,000
March 31, 2000                         $        150,000  $        125,000
June 30, 2000                          $        150,000  $        125,000
September 30, 2000                     $        150,000  $        125,000
December 31, 2000                      $        150,000  $        125,000
March 31, 2001                         $        150,000  $        125,000
June 30, 2001                          $        750,000  $        125,000
September 30, 2001                     $        750,000  $        125,000
December 31, 2001                      $        750,000  $        125,000
March 31, 2002                         $        750,000  $        125,000
June 30, 2002                          $      3,000,000  $        125,000
September 30, 2002                     $      3,000,000  $        125,000
December 31, 2002                      $      3,000,000  $        125,000
March 31, 2003                         $      3,000,000  $        125,000
June 30, 2003                          $      3,000,000  $        125,000
September 30, 2003                     $      3,000,000  $        125,000
December 31, 2003                      $      3,000,000  $        125,000
March 31, 2004                         $      3,000,000  $        125,000
June 30, 2004                          $      3,000,000  $        125,000
September 30, 2004                     $      3,000,000  $        125,000
December 31, 2004                      $      3,000,000  $        125,000
March 31, 2005                         $      3,000,000  $        125,000
June 30, 2005                          $      4,800,000  $      7,875,000
September 30, 2005                     $      4,800,000  $      7,875,000
December 31, 2005                      $      4,800,000  $      7,875,000

                                           Tranche A         Tranche B
                                             Term              Term
            Date                         Loans Amount      Loans Amount
            ----                         ------------      ------------
March 31, 2006                         $      4,800,000  $      7,875,000
June 30, 2006                                      ----  $      7,500,000
September 30, 2006                                 ----  $      7,500,000


         (ii) On each date set forth below, the Revolving Commitments shall be reduced in an aggregate amount equal to the amount set forth opposite such date.


                                                Revolving Commitment
                  Date                           Reduction Amount
       ------------------------------          ----------------------
         June 30, 2002                                $2,000,000
         September 30, 2002                           $2,000,000
         December 31, 2002                            $2,000,000
         March 31, 2003                               $2,000,000
         June 30, 2003                                $2,000,000
         September 30, 2003                           $2,000,000
         December 31, 2003                            $2,000,000
         March 31, 2004                               $2,000,000
         June 30, 2004                                $2,000,000
         September 30, 2004                           $2,000,000
         December 31, 2004                            $2,000,000
         March 31, 2005                               $2,000,000
         June 30, 2005                                $4,000,000
         September 30, 2005                           $4,000,000
         December 31, 2005                            $4,000,000
         March 31, 2006                               $4,000,000


         (b) Prepayment and Reduction. (i) In addition, the Borrower shall prepay Term Loans and, solely in the case of clause (x) below, the Revolving Commitments shall be reduced as follows:

                           (x) on the date which the Borrower or any of its
                  Subsidiaries shall receive (A) Net Cash Proceeds with respect to (1) any Asset Sale made in any fiscal year, but solely if, and solely to the extent that, the aggregate Net Cash Proceeds from such Asset Sale, when combined with all other Asset Sales previously made during such fiscal year, exceeds $1,000,000, (2) any Indebtedness Incurrence or (3) any Equity Issuance or (B) any Plan Reversion Proceeds, the Borrower shall prepay Term Loans and the Revolving Commitments shall be reduced, in the aggregate, by an amount equal to the Reduction Percentage of such Net Cash Proceeds or Plan Reversion Proceeds, as the case may be; provided that if the Net Cash Proceeds and Plan Reversion Proceeds are less than $1,000,000, such prepayment or reduction shall be made upon receipt of proceeds such that, together with all other such amounts not previously applied, aggregate Net Cash Proceeds and Plan Reversion Proceeds are equal to at least $1,000,000; and provided further that the Borrower shall not be required to apply to such prepayment or reduction (I) Net Cash Proceeds of Asset Sales which would otherwise be required to be applied to such prepayment or reduction, to the extent such Net Cash Proceeds are reinvested within 365 days of such Asset Sales in productive assets of a kind used or usable in the business of the Borrower or such Subsidiary and (II) Net Cash Proceeds of any Equity Issuance to the extent that the proceeds thereof are used within 90 days to fund Equity-Funded Acquisition Deposits or the purchase price of a Permitted Acquisition; and

                           (y) on the earlier of (I) the 120th day after the end
                  of each fiscal year of Parent Companies on the last day of which the Combined Total Leverage Ratio exceeds 4.0:1.0 (beginning with the fiscal year ending in 1998) and (II) the fifth Business Day after financial statements in respect of any such fiscal year are delivered by the Borrower pursuant to
                  Section 5.01(a), the Borrower shall prepay Term Loans by an amount equal to 50% of Excess Cash Flow for such fiscal year.

                  (ii) In addition, promptly following receipt by the Borrower or any of its Subsidiaries of any Major Casualty Proceeds or Indemnity Proceeds, the Borrower shall deposit with the Administrative Agent in the Cash Collateral Account an amount of cash equal to the amount of such Major Casualty Proceeds or Indemnity Proceeds, as the case may be. So long as no Default has occurred and is continuing, an amount equal to the aggregate amount of such cash proceeds which such Person has expended or committed to expend for the restoration or replacement of the asset in respect of which such Major Casualty Proceeds payment was made or to remedy the event giving rise to such Indemnity Proceeds payment, shall be released by the Administrative Agent to the Borrower; provided that if within 180 days of receipt of such payment such Person shall not have expended or committed to expend an equivalent amount for the restoration or replacement of the asset in respect of which such Major Casualty Proceeds payment was made, or to remedy the event giving rise to such Indemnity Proceeds payment, the excess of the amount of such payment (net of any fees and out-of-pocket expenses reasonably incurred by such Person in connection with the recovery or collection of such Major Casualty Proceeds Payment or Indemnity Proceeds payment, as the case may be) over the amount of such expenditures and commitments shall be applied to prepay the Term Loans and reduce the Revolving Commitments on such 180th day.

         The prepayments and reductions required pursuant to clauses (i) and
(ii) of this paragraph shall be effected in the following order: first (subject to paragraph (c) of this Section, in the case of a prepayment of the Term Loans in part), the Borrower shall prepay the Term Loans until the Term Loans have been paid in full and second, the Revolving Commitments shall be reduced; provided that no prepayment made pursuant to clause (b)(i)(y) shall reduce the Revolving Commitments.

            (iii) If on the date of any reduction of the Revolving Commitments pursuant to clauses (i) or (ii) of this paragraph or clause (ii) of paragraph (a) above the aggregate Revolving Credit Exposure on such date exceeds the aggregate Revolving Commitments on such date as then reduced (or if the Revolving Commitments have terminated but there is still Revolving Credit Exposure), the Borrower shall apply an amount equal to such excess to prepay the Revolving Loans and cash collateralize Letters of Credit so that after giving effect thereto the Revolving Credit Exposure of each Lender does not exceed its Revolving Commitment as then reduced (or until there is no Revolving Credit Exposure). The prepayments and cash collateralization required pursuant to this clause shall be effected in the following order: first, the Borrower shall prepay the Revolving Loans until the Revolving Loans have been paid in full and second, the Borrower shall cash collateralize Letters of Credit by depositing any remaining amounts in the Cash Collateral Account. In determining Revolving Credit Exposure for purposes of this clause, LC Exposure shall be reduced to the extent that Letters of Credit have been cash collateralized as contemplated by the previous sentence.

            (iv) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment or reduction under this paragraph not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or reduction, as the case may be (or, solely if such prepayment will be a prepayment of ABR Loans only, no later than 11:00 a.m., New York City time, one Business Day before the date of such prepayment). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
         Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Each prepayment of Loans of any Class made by the Borrower pursuant to this Section shall be applied to such Borrowing or Borrowings of such Class as the Borrower may designate in the notice of prepayment delivered by the Borrower with respect thereto (or, failing such designation, as determined by the Administrative Agent), and shall be applied to repay ratably the Loans of such Class of the several Lenders included in such Borrowing or Borrowings. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

             (v) The amount of any prepayment of the Term Loans made by the Borrower pursuant to clauses (i) or (ii) of this paragraph shall be applied to reduce first, in order of maturity, the amount of each subsequent scheduled repayment of the Term Loans to be made during the next twelve months pursuant to paragraph (a) of this Section, and second, ratably, the amount of each other subsequent scheduled repayment of the Term Loans. The amount of any prepayment made by the Borrower pursuant to clause (i) or (ii) of this paragraph (other than prepayments made pursuant to clause (b)(i)(y)) shall be applied, after all Term Loans have been repaid, ratably to scheduled reductions of the Revolving Commitments to be made by the Borrower pursuant to paragraph
         (a) of this Section.

         (c) Option of Tranche B Lenders Not to Accept Prepayments. (i) The Borrower shall (x) at least one Business Day prior to any date (an "Unscheduled Prepayment Date") on which any prepayment of the Tranche B Term Loans, other than a prepayment of such Loans in whole or after all Tranche A Term Loans have been paid in full (an "Unscheduled Payment"), would, but for the provisions of this paragraph (c), otherwise have been made pursuant to this Section or Section 2.10, deliver a notice conforming to the requirements set forth below (a "Prepayment Notice") to the Administrative Agent and (y) on or prior to such Unscheduled Prepayment Date, deposit in the Prepayment Account established pursuant to Section 5(a) of the Borrower Security Agreement an amount equal to the principal amount that would have been payable by the Borrower pursuant to this Section or Section 2.10 on such Unscheduled

Prepayment Date in respect of such Unscheduled Prepayment. Such Unscheduled Prepayment shall not occur on such Unscheduled Payment Date but shall instead be deferred as hereinafter provided in this paragraph (c). Upon receipt of any Prepayment Notice, the Administrative Agent shall promptly notify each affected Lender of the contents hereof.

            (ii) Each Prepayment Notice shall be in writing, shall refer to this paragraph (c) and shall (w) set forth the amount of the Unscheduled Prepayment and the prepayment that the applicable Term Lender will be entitled to receive if it accepts prepayment of its Tranche B Term Loans in accordance with this subsection, (x) contain an offer to prepay on a specified date (each such date, a "Deferred Unscheduled Prepayment Date"), which shall be not less than three Business Days nor more than five Business Days after the date of such Prepayment Notice, the Tranche B Term Loans of such Lender by an aggregate principal amount equal to such Lender's ratable share of such Unscheduled Prepayment (determined by reference to the outstanding principal amount of such Lender's Tranche B Term Loan as a proportion of the aggregate outstanding principal amount of the Tranche B Term Loans of all of the Lenders), (y) request such Lender to notify the Borrower and the Administrative Agent in writing, no later than the second Business Day after the date of such Prepayment Notice, of such Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Lender that the failure by such Lender to reject such offer in writing on or before the second Business Day after the date of such Prepayment Notice shall be deemed an acceptance of such prepayment offer. Each Prepayment Notice shall be given by telecopy, confirmed hand delivery or overnight courier service, in each case addressed to the Administrative Agent and each affected Lender as provided in Section 9.01.

            (iii) On each Deferred Unscheduled Prepayment Date, the Administrative Agent shall withdraw from the Prepayment Account the aggregate amount required to prepay the Tranche B Term Loans of each of the Lenders that shall have accepted (or been deemed to have accepted) prepayment in accordance with the related Prepayment Notice (each, an "Accepting Lender") and shall cause such amount to be applied on behalf of the Borrower to prepay the outstanding Loans of the Accepting Lenders.

            (iv) Any amount remaining in the Prepayment Account on any Deferred Unscheduled Prepayment Date after giving effect to the prepayments required by clause (iii) above (exclusive of any interest or profits with respect to amounts held in the Prepayment Account) shall be withdrawn and applied by the Administrative Agent (x) to prepay the principal of the then outstanding Tranche B Term Loans of the Accepting Lenders and the then outstanding Tranche A Term Loans, in each case ratably in proportion to their then outstanding principal amounts, and/or (y) after all Term Loans have been repaid, to reduce the Revolving Commitments, all in accordance with paragraph (b) above or
         Section 2.10, as applicable.

         SECTION 2.10. Optional Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and, in the case of any Borrowing of Tranche B Loans, to Section 2.09(c).

         (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          (c) Subject to Section 2.09(c), each prepayment of the Term Loans made pursuant to this Section shall be allocated pro rata on the basis of principal amount among the then outstanding Tranche A Term Loans and Tranche B Term Loans. The amount of any prepayment of the Term Loans made by the Borrower pursuant to this Section shall be applied to reduce ratably first, in order of maturity, the amount of each subsequent scheduled repayment of the Term Loans to be made during the next twelve months pursuant to Section 2.09(a), and second, the amount of each other subsequent scheduled repayment of the Term Loans to be made by the Borrower pursuant to Section 2.09(a).

         SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 1/2% per annum on the daily aggregate unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Letter of Credit participation fees on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/4% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure (subject to a minimum fronting fee of $500 per year per Letter of Credit), as well as the Issuing Bank's standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable on the last Business Day of April, July, October and January of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after May 1, 1998; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of the period of calculation).

          (c) The Borrower agrees to pay to each Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and such Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each of the other Agents and the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the relevant Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the higher of (i) the rate (including any applicable interest margin) otherwise applicable to such amount as provided in the preceding paragraphs of this Section and (ii) the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective,
(ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.14.  Increased Costs.  (a) If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

              (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of the Loan Documents or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate (without duplication) such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth, in reasonable detail, the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the basis of the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth, in reasonable detail, any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis of the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative

Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code, the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f) If a Lender or the Issuing Bank shall become aware that it is entitled to receive a refund from a relevant Governmental Authority in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower (whether as a result of notification that it has made to the Borrower or otherwise), make a claim to such Governmental Authority for such refund at the Borrower's expense. If such Lender or Issuing Bank receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall promptly notify the Borrower of such refund and shall within 30 days from the date of receipt of such refund pay over the amount of such refund (including any interest paid or credited by the relevant Governmental Authority with respect to such refund) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender or Issuing Bank and without interest; provided, however, that the Borrower, upon the request of such Lender or Issuing Bank, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges due to the appropriate authorities in connection therewith) to such Lender or Issuing Bank in the event such Lender or Issuing Bank, as the case may be, is required to repay such refund to such relevant authority.

         SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 130 Liberty Street, New York, NY 10006, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class or participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender with respect to its Loans of the relevant Class or participations in LC Disbursements and accrued interest thereon, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the relevant Class and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

         (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite limited liability company power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02. Authorization; Enforceability. The Transactions are within the company powers of each of the Borrower and its Subsidiaries and have been duly authorized by all necessary company and, if required, member or stockholder action. Each of the Borrower and its Subsidiaries has duly executed and delivered each Loan Document to which it is a party, and each such Loan Document constitutes a legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) solely with respect to consents relating to the Acquisition or any Permitted Acquisition, such consents the receipt of which is not required as a condition precedent to the consummation of the Acquisition or such Permitted Acquisition, as the case may be, pursuant to the Purchase Agreement (in the case of the Acquisition) or the relevant purchase agreement (in the case of any Permitted Acquisition) and the failure to obtain which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than the Liens created by the Collateral Documents).

         SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) the combined balance sheet and audited combined financial statements of the Systems as of and for the year ending December 31, 1997, reported on by Ernst & Young LLP, independent public accountants, (ii) the combined balance sheet and audited combined financial statements of RMH and the Borrower as of and for the year ending December 31,1997, reported on by Ernst & Young LLP, independent public accountants and
(iii) the unaudited pro forma combined balance sheet and combined financial statements of RMG (based on the historical financial statements of the Systems and the combined historical statements of RMH and the Borrower) as of and for the year ending December 31, 1997. Such financial state statments present fairly, in all material respects, the financial position and results of operations of the Systems, and RMH and the Borrower, as the case may be, as of such dates and for such periods in accordance with GAAP, subject to normal recurring year-end adjustments and the absence of a statement of cash flows and footnotes.

         (b) Since December 31, 1997, there has been no material adverse change in the business, operations, assets, liabilities, operations or condition, financial or otherwise, of the Systems, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole.

         (c) The Borrower has heretofore furnished to the Lenders the pro forma combined balance sheet of RMG (based on the historical financial statements of the Systems and the combined historical statements of RMH and the Borrower) as of December 31, 1997, referred to in clause (a)(iii) of this Section. Such balance sheet presents fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 in accordance with GAAP on a pro forma basis, adjusted to give effect (as if such events had occurred on such date) to (i) the formation of the Parent Companies, Capital Corporation and RMG, (ii) the consummation of the Acquisition, (iii) the Transactions contemplated to occur on the Effective Date (including without limitation the making of Term Loans), (iv) the application of the proceeds therefrom as contemplated by the Acquisition Documents and the Loan Documents and (v) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the Effective Date, the Borrower had and has no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

         SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06. Litigation and Environmental Matters. (a) Other than as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents or, as of the Effective Date, the Transactions, the Acquisition Documents or the Acquisition.

         (b) Except as set forth on Schedule 3.06 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.06 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation, the Cable Act, the Communications Act and the Copyright Act), and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, or except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The aggregate present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plans, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and limited liability company, corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to any Agent or any Lender in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12. Guarantors. The Subsidiary Guarantors (together with the Borrower and any Related Entities in which Investments are permitted pursuant to
Section 6.04(i)), are all of the Parent Companies Subsidiaries, and each of the Subsidiary Guarantors and the Borrower is a wholly owned Parent Companies Subsidiary. Each of the Parent Companies and Capital Corporation is a wholly owned Subsidiary of RMG.

         SECTION 3.13. Collateral Documents. Each of the representations and warranties made by each of the Borrower and its Subsidiaries in the Collateral Documents to which it is a party is true and correct.

         SECTION 3.14. Acquisition Documents. As of the Effective Date, each of the representations and warranties made by each of the Borrower and its Subsidiaries in the Acquisition Documents to which it is a party is true and correct in all material respects.

         SECTION 3.15. Solvency. As of the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, and on the occasion of any extension of credit under this Agreement: (i) the aggregate fair market value of the assets of each of the Borrower and its Subsidiaries will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) each of the Borrower and its Subsidiaries will be able to pay its debts as they mature and (iii) each of the Borrower and its Subsidiaries will not have unreasonably small capital for the business in which it is engaged.

         SECTION 3.16. Interest Rate Protection Program. As of the Effective Date, the Borrower has, at its sole cost and expense, entered into interest rate protection agreements with respect to the interest rate payable on the Loans, on terms and conditions previously disclosed to the Agents and the Lenders, and such interest rate protection agreements are in full force and effect.

                                   ARTICLE 4

                                  CONDITIONS

         SECTION 4.01. Effective Date. The Effective Date hereunder shall occur on the first date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), it being understood that with respect to the conditions set forth in clauses (e), (i) and (r), each Lender shall be deemed to have determined that such conditions shall have been satisfied unless the Syndication Agent shall have received notice from such Lender prior to the Effective Date that such Lender does not consider such conditions to have been satisfied (or, solely with respect to the conditions set forth in clauses (e), the Lenders shall not have received any documents referred to therein):

         (a) The Syndication Agent (or its counsel) and the Administrative Agent shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Syndication Agent and the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of this Agreement.

         (b) The Syndication Agent (or its counsel) and the Administrative Agent shall have received (i) from each Parent Company a counterpart of the Parent Companies Guarantee signed on behalf of such Parent Company or written evidence satisfactory to the Syndication Agent and the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of such Parent Companies Guarantee, (ii) from each party to each Effective Date Collateral Document a counterpart of such Effective Date Collateral Document signed on behalf of such party or written evidence satisfactory to the Syndication Agent and the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of such Effective Date Collateral Document and
(iii) duly executed financing statements on Form UCC-1 in quantity sufficient for filing in all jurisdictions in which such filing is necessary or desirable to perfect the Liens created by the Effective Date Collateral Documents.

         (c) The Syndication Agent and the Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of (i) Dow, Lohnes & Albertson, PLLC, counsel for the Obligors, substantially in the form of Exhibit H, (ii) Stone, Pigman, Walther, Wittmann & Hutchinson, L.L.P., special Mississippi counsel for the Obligors, substantially in the form of Exhibit I, (iii) Stone, Pigman, Walther, Wittmann & Hutchinson, L.L.P., special Louisiana counsel for the Obligors, substantially in the form of Exhibit J, (iv) Bass, Berry & Sims PLC, special Tennessee counsel for the Obligors, substantially in the form of Exhibit K and (v) Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit L, and each covering such other matters relating to the Obligors, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests each of Dow, Lohnes & Albertson, PLLC, Stone, Pigman, Walther, Wittmann & Hutchinson, L.L.P., and Bass, Berry & Sims PLC to deliver such opinion.

         (d) The Lenders shall have received all the financial statements referred to in Sections 3.04(a) and 3.04(c).

         (e) The Lenders shall have received an environmental report prepared by Dames and Moore with respect to the Targets, the Borrower and its Subsidiaries, in each case in form and substance reasonably satisfactory to the Lenders.

         (f) Each of the Syndication Agent and the Administrative Agent shall have received evidence satisfactory to it that each Obligor is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, the Cable Act, the Communications Act, the Copyright Act and any Environmental Laws), except for any failure to so comply which the Syndication Agent, in its reasonable discretion, has determined to be immaterial.

         (g) The Syndication Agent and the Administrative Agent shall have received a certificate of a Financial Officer listing all real property owned or leased by the Borrower and its Subsidiaries.

         (h) The Syndication Agent and the Administrative Agent shall have received a certificate of a Financial Officer, setting forth and opining as to the reasonableness of the insurance programs maintained with respect to the Targets, the Borrower and its Subsidiaries, all in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent.

         (i) There shall be no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting Parent Companies, the Borrower or any of their respective Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents or the Transactions.

         (j) (i) The aggregate amount of funds required by the Borrower with respect to the Acquisition (including without limitation for the payment of fees, commissions and expenses) shall not exceed $312,000,000, and the sources and uses of such funds (and the assumptions relating thereto) shall be as agreed upon between the Borrower and the Syndication Agent prior to the Effective Date and reflected in term sheets heretofore delivered to the Syndication Agent; provided that any sources and uses of such funds (or assumptions relating thereto) not described in or inconsistent with such term sheets shall be reasonably satisfactory to the Syndication Agent; and (ii) prior to or simultaneously with the initial Borrowings hereunder, the Borrower shall have received net cash proceeds of (x) not less than $99,000,000 in the aggregate from the issuance of its membership interests to Parent Companies, and (y) not less than $100,000,000 (less fees payable in connection with the issuance of the Senior Discount Notes) from Parent Companies' contribution of proceeds from the issuance of the Senior Discount Notes.

         (k) The Acquisition Documents shall be in full force and effect, the Syndication Agent and the Administrative Agent shall have received a copy of each Acquisition Document and each certificate, opinion of counsel or other material writing delivered as a condition precedent to the consummation of the Acquisition (and each such opinion shall be accompanied by a letter from the Person delivering such opinion authorizing reliance thereon by the Agents and the Lenders), and all consents, approvals, registrations, or other actions required by the Purchase Agreement to be obtained, made or taken in connection with the consummation of the Acquisition and the Transactions to be consummated on the Effective Date (including without limitation any consents or approvals required to be obtained from the management or members of the Borrower and any consents, approvals, registrations or other actions required to be obtained from, made with or taken by any Governmental Authority) shall have been obtained, made or taken and shall be in full force and effect.

         (l) Each of the Syndication Agent and the Administrative Agent shall have received evidence satisfactory to it, which may include a certificate of the Borrower, that (i) all conditions (including, without limitation, receipt of FCC consent to the Borrower's assumption of the Social Contract and conditions relating to number of subscribers and material consents) to the consummation of the transactions contemplated by the Acquisition Documents to be consummated on the Effective Date as set forth in the Acquisition Documents shall have been satisfied or waived; provided that any condition to the Borrower's obligations shall be waived only with the concurrence of the Syndication Agent and the Administrative Agent (such concurrence not to be unreasonably withheld), (ii) all such transactions contemplated by the Acquisition Documents will take place prior to or simultaneously with the transactions contemplated hereby to take place on the Effective Date (including without limitation the making of the Term Loans) and (iii) the consummation of all such transactions and all transactions contemplated hereby to take place on the Effective Date shall not violate any applicable law or regulation (including without limitation any of the Regulations of the Board, including Regulations G, U and X).

         (m) Each of the Syndication Agent and the Administrative Agent shall have received (i) evidence satisfactory to it that the Liens created by the Collateral Documents constitute perfected first priority Liens on the Collateral (subject only to Liens permitted thereby) and (ii) the written consent of the Seller to the assignment by the Borrower of its rights and claims under the Purchase Agreement as collateral under the Borrower Security Agreement.

         (n) The Syndication Agent and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02.

         (o) The Agents shall have received all fees and other amounts due and payable to the Lenders or the Agents on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, legal fees and expenses) required to be reimbursed or paid by the Borrower hereunder.

         (p) The Syndication Agent and the Administrative Agent shall have received a certificate dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of Renaissance Media (Louisiana) LLC and Renaissance Media (Tennessee) LLC, and a certificate dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, each certifying that, after giving effect to the Acquisition, the borrowings under this Agreement, the issuance of the Senior Discount Notes, the equity contributions to the Borrower by Parent Companies and the other transactions contemplated by the Loan Documents and the Acquisition Documents, none of the Obligors (i) is insolvent or will be thereby rendered insolvent,
(ii) will be left with unreasonably small capital with which to engage in its business, or (iii) will have incurred Indebtedness beyond its ability to pay all of such Indebtedness as it matures.

         (q) Each of the Syndication Agent and the Administrative Agent shall have received such documents and certificates as such Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the solvency of each of the Borrower and Parent Companies, the authorization of the Transactions and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Syndication Agent and its counsel.

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

         (r) The Lenders shall have determined (such determination to be made in good faith) that no disruption or adverse change in the financial, banking or capital markets has occurred since November 14, 1997 and is continuing on the Effective Date, which disruption or change is material in connection with the Loans hereunder or other transactions contemplated by this Agreement.

         The Syndication Agent shall notify the Borrower, the Administrative Agent and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on the earlier to occur of (i) October 31, 1998 and (ii) the date (as it may be extended from time to time) on which the Purchase Agreement terminates (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a)   The Effective Date shall have occurred.

         (b) The representations and warranties of the Obligors set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

         (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

         Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.

         It is understood that the provisions set forth in this Section do not apply to any conversion or continuation of a Borrowing pursuant to Section 2.06.



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

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

         (a) within 90 days after the end of each fiscal year of RMG, its audited consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of RMG and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

         (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of RMG, its consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the chief financial officer or chief accounting officer of RMG as presenting fairly in all material respects the financial condition and results of operations of RMG and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) within 30 days after the end of each month of RMG, its summary consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the chief financial officer or chief accounting officer of RMG as presenting fairly in all material respects the financial condition and results of operations of RMG and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11 through 6.15, (iii) setting forth the Subscriber Total as of the last day of the fiscal quarter of the Borrower most recently ended and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the financial statements referred to in Section
3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its members generally, as the case may be;

         (g) prior to the end of each fiscal year of the Borrower, copies of operating budgets for the next fiscal year and any succeeding fiscal years, as prepared from time to time by the management of the Borrower for internal use;

         (h) promptly following the delivery thereof to the Borrower or its management, a copy of any management letter or written report by independent public accountants with respect to the policies and procedures of the Borrower and its Subsidiaries that notes a "reportable condition"; and

         (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Agents or any Lender may reasonably request.

         SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a)   the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Obligor that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other prior ERISA Events that have occurred, could reasonably be expected to give rise to any liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000; and

         (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the rights, licenses, permits, privileges and Franchises (including, without limitation, FCC Licenses and any licenses, permits or authorizations under the Cable Act or the Communications
Act) material to the conduct of its business; provided that the foregoing shall not prohibit any disposition of assets, merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including liabilities for Taxes, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including without limitation comprehensive general liability insurance, workers compensation insurance, product liability insurance, business interruption insurance and environmental insurance) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account established and maintained in accordance with GAAP in which full, true and correct entries are made in accordance with GAAP of all dealings and transactions in relation to its business and activities required to be reflected by GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, and all in a manner so as not to unreasonably interfere with the Borrower's business and operations.

         SECTION 5.07. Compliance with Laws and Contracts. (a) The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, the Cable Act, the Communications Act, the Copyright Act and any Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (b) The Borrower will, and will cause each of its Subsidiaries to comply with all provisions of all material contracts to which the Borrower or such Subsidiary, as the case may be, is a party, except where the Borrower determines in good faith that failure to comply with any such contract (x) is in the Borrower's best interest and (y) will not, individually or in the aggregate, result in a Material Adverse Effect.

         (c) Within 30 days of the execution of this Agreement and the other Loan Documents, the Borrower will file, or cause to be filed, with the FCC a copy of this Agreement and each other Loan Document required to be filed with the FCC, and confirm in writing to the Administrative Agent that such copies have been duly and timely filed.

         SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans and the Revolving Loans made on the Effective Date will be used only (i) to consummate the Acquisition and (ii) to pay related fees and expenses. The proceeds of the Revolving Loans made on any date after the Effective Date will be used only (i) to finance Consolidated Capital Expenditures and Permitted Acquisitions permitted hereunder, and (ii) for general corporate purposes (including without limitation the making of intercompany loans to Subsidiaries, the proceeds of which loans will be used by such Subsidiaries for working capital purposes). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only to support obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business and will not be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

         SECTION 5.09. Further Assurances. (a) The Borrower will, and will cause each Subsidiary to, at the Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time reasonably request, which may be necessary or desirable (in the reasonable judgment of the Administrative Agent or the Required Lenders) from time to time to assure, perfect, convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents.

         (b)   The Borrower will:

                 (i) cause each Person which becomes a Parent Companies Subsidiary or a wholly owned Subsidiary of the Borrower after the Effective Date to (x) become a party to the Subsidiary Guarantee as guarantor by executing the Subsidiary Guarantee or a supplement thereof in form and substance reasonably satisfactory to the Administrative Agent, (y) enter into a security agreement, substantially in the form of Exhibit F, and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority security interests to the same extent as provided in

         Exhibit F (subject only to Liens permitted thereby) upon all of its assets to secure its obligations under the Subsidiary Guarantee and (z) enter into a pledge agreement, substantially in the form of Exhibit E, and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority security interests to the same extent as provided in Exhibit E (subject only to Liens permitted thereby) upon all of the capital stock and other equity interests owned by it (if any) to secure its obligations under the Subsidiary Guarantee; and

                 (ii) pledge, or cause to be pledged, pursuant to the Borrower Pledge Agreement (or another pledge agreement, substantially in the form of Exhibit B) all of the capital stock or other equity interests owned directly or indirectly by the Borrower of (A) any Person described in clause (i) above or (B) any joint venture in which the Borrower or any Subsidiary has an ownership interest.

         The Borrower shall cause each Person described in clauses (i) or (ii) above to take such actions as may be necessary or desirable to effect the foregoing within 30 days after such Person becomes a Parent Companies Subsidiary or a wholly owned Subsidiary of the Borrower, as the case may be, including without limitation causing such Person to (1) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of such supplements and security and pledge agreements and other documents creating security interests and (2) deliver such certificates, evidences of company action or other documents as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, relating to the satisfaction of the Borrower's obligations under this Section.

         (c) At any time, and from time to time, after the Effective Date, if a Default has occurred and is continuing and the Required Lenders so request, the Borrower will, and will cause each of its Subsidiaries to:

                 (i) execute and deliver a Mortgage and such other security documents as may be reasonably necessary, or as the Administrative Agent may reasonably request, to subject all real property then owned or leased by the Borrower or any of its Subsidiaries (or any portion thereof, as requested by the Required Lenders) to a first Lien securing Indebtedness under the Loan Documents (subject only to Liens permitted thereby); provided that (x) if any such Mortgage or security documents relate to real property located in Tennessee, it is understood that any recording tax payable in connection with the creation of such first Lien shall be based on the fair market value of the real property subject to such

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

         Mortgage; and (y) with respect to any leased real property subject to a lease that prohibits the execution and delivery of a Mortgage, the Borrower and its Subsidiaries will use all commercially reasonable efforts to obtain a waiver of such prohibition, and, if such prohibition is not waived, shall not be obligated to execute and deliver a Mortgage.

                 (ii) deliver, or cause to be delivered, to the Agents a favorable written opinion of special real estate counsel for the Obligors or the Administrative Agent in each state in which property subject to a Mortgage is located, in a form reasonably acceptable to the Administrative Agent; and

                 (iii) deliver, or cause to be delivered, to the Administrative Agent, with respect to each property subject to a Mortgage, (x) an ALTA extended coverage lender's policy of title insurance, in such amounts as the Administrative Agent shall reasonably request, insuring the Mortgage of such property as a valid, enforceable first Lien on the Borrower's interest in such property as defined in and subject to such Mortgage (or "marked-up" title commitment for such policy dated effective as of the date of such Mortgage) subject only to Permitted Encumbrances and to such other exceptions as are reasonably satisfactory to the Administrative Agent, (y) for each policy referred to in clause (x), a title commitment for such policy together with legible (or best available) copies of all documents affecting title, which shall show all recording information and (z) a survey with respect to such property in form and substance reasonably satisfactory to a title insurance company reasonably satisfactory to the Administrative Agent. Each policy delivered by the Borrower pursuant to clause (x), including each of the exceptions to coverage contained therein (other than Permitted Encumbrances), shall be subject to the reasonable approval of the Administrative Agent, and shall be issued by a title insurance company reasonably satisfactory to the Administrative Agent. Attached to each such policy shall be any and all endorsements reasonably required by the Administrative Agent and reasonably available in the state in which such property is located, including (i) a comprehensive endorsement (ALTA 9 or equivalent) covering restrictions and other matters, (ii) a 3.1 form of zoning endorsement,
         (iii) an endorsement ensuring that the Lien of the Mortgage with respect to which the policy is issued is valid against any applicable usury laws in the state in which the property subject to such Mortgage is located, (iv) an endorsement ensuring that such property has access to a dedicated public street, (v) a revolving credit endorsement, (vi) a contiguity endorsement, (vii) a survey and "same as" endorsement,
         (viii)

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

         an endorsement deleting the so-called "doing business" exclusion and
         (ix) a "tie-in" endorsement.

         SECTION 5.10. Year 2000 Compliance. The Borrower shall take all action necessary to ensure that the computer based systems of the Borrower and its Subsidiaries are able to operate and effectively process data including dates on or after January 1, 2000. At the request of the Administrative Agent, the Parent shall provide assurance reasonably acceptable to the Administrative Agent of the year 2000 compatibility of the Borrower and its Subsidiaries.



                                   ARTICLE 6
                              NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower (and, for purposes of Section 6.16, each of RMG and the Parent Companies) covenants and agrees with the Lenders that:

         SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness created hereunder;

         (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01, but not any extensions, renewals or replacements of any such Indebtedness;

         (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

         (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

         (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $5,000,000 at any time outstanding;

         (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

         (g) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Borrower's Subsidiaries permitted by this clause (g) shall not exceed $1,000,000 at any time outstanding; and

         (h) other unsecured, subordinated Indebtedness; provided that such Indebtedness (i) is incurred for the sole purpose of financing the Time Warner Put, (ii) requires no payment of principal prior to, and has a maturity date no earlier than, October 10, 2007 and (iii) is expressly subordinated in right of payment at maturity, upon acceleration or otherwise by the instrument creating such Indebtedness to the obligations of the Obligors under the Loan Documents on terms and conditions no less favorable to the Lenders than those set forth in Exhibit M.

         SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a)  Permitted Encumbrances;

         (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iv) the aggregate principal amount of Indebtedness secured by all Liens permitted to exist pursuant to this clause (c) does not exceed $5,000,000 at any time outstanding and is otherwise permitted by clause (f) of
Section 6.01;

         (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

         (e) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed so long as the aggregate amount of all such judgments at any time does not exceed $5,000,000; and

         (f) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or face amount at any time outstanding not to exceed $5,000,000.

         SECTION 6.03. Fundamental Changes; Asset Sales. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or (except as expressly permitted under paragraph (c) of this Section) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the consolidated assets of the Borrower and its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving company, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary Guarantor, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Subsidiary

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

Guarantor and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses related, ancillary and complementary thereto.

         (c) The Borrower will not, and will not permit any of its Subsidiaries to, make (i) without the prior written consent of the Required Lenders, any Asset Sale that would constitute a disposition of all or substantially all of the assets comprising any Major System, in any transaction or related series of transactions, or (ii) any other Asset Sale, other than (A) an Asset Sale the fair market value of which, when combined with all other such Asset Sales (excluding (i) Permitted Asset Swaps, (ii) Deferred Reinvestment Swaps and (iii) any other Asset Sale to the extent the Net Cash Proceeds thereof received by the Borrower or any Subsidiary have been reinvested within 365 days of such Asset Sale in productive assets of a kind used or usable in the business of the Borrower or such Subsidiary) previously made since the date of this Agreement in reliance on this clause, does not exceed $20,000,000, (B) Permitted Asset Swaps and (C) Deferred Reinvestment Swaps. The Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale, other than a Permitted Asset Swap, unless at least 75% of the consideration received in connection therewith consists of cash payable at the closing thereof.

         SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (any of the foregoing, an "Investment"), except:

         (a)  Permitted Investments;

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

         (b) investments by the Borrower existing on the date hereof in the capital stock or other equity securities of its Subsidiaries;

         (c) loans or advances made by the Borrower to any Subsidiary, in an aggregate principal amount for all Subsidiaries which are not wholly owned not to exceed $5,000,000 at any one time outstanding, and made by any Subsidiary to the Borrower or any other Subsidiary;

         (d)  Guarantees constituting Indebtedness permitted by Section 6.01;

         (e)  the Acquisition;

         (f)  Permitted Acquisitions (including Acquisition Deposits);

         (g) loans or advances made or maintained by the Borrower to any employee of the Borrower in the ordinary course of business, in an aggregate principal amount for all such loans not to exceed $500,000 at any one time outstanding;

         (h)  Deferred Investment Deposits; and

         (i) Investments in any Related Entity; provided that after giving effect to such Investment, the aggregate Net Investment Amounts of all Investments in Related Entities pursuant to this clause (i) do not exceed $7,500,000 at any one time. "Net Investment Amount" means, with respect to any Investment in a Related Entity, an amount (not less than zero) equal to the book value of such Investment when made or acquired (or, in the case of any Related Entity that was formerly a wholly owned Subsidiary, when such Related Entity ceased to be a wholly owned Subsidiary) net of (A) any returns of capital to the Person making such Investment and (B) proceeds received from a Person other than the Borrower or its Subsidiaries upon disposition of such Investment.

         SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than
(i) the Hedging Agreements entered into on or before the Effective Date and referred to in Section 3.16, and (ii) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.06. Restricted Payments; Voluntary Payments. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i)

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

the Borrower may declare and pay dividends or distributions with respect to its equity securities payable solely in additional equity securities of the Borrower, (ii) so long as no Default has occurred and is continuing or would occur immediately after giving effect thereto, the Borrower may declare and pay dividends or distributions with respect to its equity securities in cash in an aggregate amount after the Effective Date not to exceed the excess of (A) Borrower Consolidated EBITDA over (B) 130% of Company Total Interest Expense, in each case, determined on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Effective Date and ending on the last day of the most recently ended fiscal quarter prior to the date of such Restricted Payment for which the Borrower has delivered to the Administrative Agent and the Lenders the financial statements required to be delivered by the Borrower pursuant to Section 5.01(a) or 5.01(b), (iii) Subsidiaries may declare and pay dividends or distributions ratably with respect to their equity securities, (iv) the Borrower may make Restricted Payments pursuant to and in accordance with option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $2,500,000 during the term of this Agreement, (v) the Borrower may purchase equity securities of the Borrower or RMH (and/or, if applicable, any limited liability company that directly holds limited liability company interests of RMH), from any employee of the Borrower in connection with the termination of such employee's employment, so long as the aggregate amount paid in respect of such purchases during the term of this Agreement does not exceed $2,500,000, (vi) so long as no Default has occurred and is continuing or would occur immediately after giving effect thereto, the Borrower may declare and pay dividends or distributions to Parent Companies (or, if applicable, to any wholly owned Parent Companies Subsidiary that holds equity securities of the Borrower) solely at such times and in such amounts as required to pay interest on Indebtedness of the Parent Companies, (vii) so long as it is treated as a partnership for United States federal, state or local income tax purposes, the Borrower may declare and pay dividends or distributions to Parent Companies solely at such times and in such amounts as required to permit the payment of taxes by Parent Companies on (or, if applicable, by such Parent Companies Subsidiary) their distributive shares of income of the Borrower, net of their distributive shares of losses of the Borrower, (viii) the Borrower may declare and pay dividends or distributions to Parent Companies solely (or, if applicable, to any wholly owned Parent Companies Subsidiary that holds equity securities of the Borrower) at such times and in such amounts as required to permit payment of reasonable corporate overhead that would otherwise be incurred by the Borrower, (ix) so long as no Default has occurred and is continuing or would occur immediately after giving effect thereto, the Borrower may declare and pay dividends or distributions to Parent Companies (or, if applicable, to any wholly owned Parent Companies Subsidiary that holds equity securities of the Borrower) to effect the return of

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

Equity-Funded Acquisition Deposits in respect of terminated proposed acquisitions and (x) so long as no Default has occurred and is continuing or would occur immediately after giving effect thereto, the Borrower may declare and pay dividends or distributions to Parent Companies (or, if applicable, to any wholly owned Parent Companies Subsidiary that holds equity securities of the Borrower) solely at such times and in such amounts as required to fund the purchase of the Seller's limited liability company interests of RMH pursuant to the exercise of the Time Warner Put.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, optionally redeem, retire, purchase, acquire, defease or otherwise make any payment, other than required interest payments, in respect of any Indebtedness which is subordinated in right of payment to the Indebtedness of the Borrower or such Subsidiary under the Loan Documents.

         SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate,
(c) any Restricted Payment permitted by Section 6.06, (d) the payment of reasonable and customary regular fees to directors of RMG who are not employees of RMG, (e) any payments or other transactions pursuant to any tax-sharing agreement between RMG and any other Person with which RMG files a consolidated tax return or with which RMG is part of a consolidated group for tax purposes,
(f) programming agreements, marketing and promotional agreements, equipment agreements and agreements for other goods or services related to the business of the Renaissance Companies entered into in the ordinary course of business by RMG or its Subsidiaries and the Seller or its Affiliates, (g) so long as no Default has occurred and is continuing, the payment of fees to Morgan Stanley & Co. Incorporated or its Affiliates for financial, consulting or investment banking services that the Board of Representatives of RMH deems to be advisable or appropriate (including, without limitation, the payment of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of securities).

         SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to

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

create, incur or permit to exist any Lien upon any of its property or assets or perform any of its obligations under Section 5.09, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its equity securities or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in stock or asset sale agreements pending such sale, provided such restrictions and conditions apply only to the stock or assets to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases, Franchises, FCC Licenses or other similar agreements restricting the assignment thereof.

         SECTION 6.09. Modification of Certain Documents. Without the consent of the Required Lenders, the Borrower will not, and will not permit any of its Subsidiaries to:

         (i) consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, the Purchase Agreement or other Acquisition Documents, or agreements between or among the Borrower, any of its Subsidiaries and Parent Companies, or the certificate of formation, limited liability company agreement or other charter documents of the Borrower or any of its Subsidiaries, which amendment, supplement, waiver or modification, as the case may be, would impair materially the benefit to, or materially increase the obligation of, the Borrower or any of its Subsidiaries under such agreement or arrangements or (ii) consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, any agreement or instrument governing the terms of any Indebtedness which by its terms is expressly subordinated in right of payment to the Loans and the reimbursement obligations with respect to LC Disbursements; provided that in the case of any agreement or instrument subject to this clause (ii) other than intercreditor agreements and security agreements, such consent of the Required Lenders shall be required only to the extent such amendment, supplement, waiver or modification, as the case may be, would impair materially the benefit to the Borrower, any of its Subsidiaries or the Lenders of such agreement or arrangements.

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

         SECTION 6.10. Accounting Changes. The Borrower will not change its fiscal year from a fiscal year ending December 31, and its fiscal year will end on the same date as Parent Companies' fiscal year. The Borrower will not adopt any non-mandatory change in GAAP or the application thereof without 30 days' prior notice to the Lenders, accompanied, in the case of any material change, by evidence of concurrence in such change by the public accounting firm regularly employed by the Borrower.

         SECTION 6.11. Capital Expenditure; Permitted Acquisitions. (a) For any fiscal year of the Borrower, Consolidated Capital Expenditures (excluding Permitted Special Capital Expenditures) will not exceed $10,000,000.

         (b) The aggregate amount of Permitted Acquisitions (excluding Permitted Asset Swaps and Deferred Asset Swaps) made after the Effective Date shall not exceed an amount equal to 15% of consolidated assets (calculated on a book value basis) of the Borrower (calculated as of the consummation date of each Permitted Acquisition, before giving effect to such Permitted Acquisition), unless otherwise agreed by the Required Lenders.

         (c) If any property (other than real property) acquired or constructed by the Borrower or any wholly owned Subsidiary after the date hereof is not subject to the Lien of the Collateral Documents, the Borrower or such Subsidiary will execute and deliver such security documents as may be necessary, or as the Administrative Agent may reasonably request, to subject such property to such a Lien to the same extent as assets under the Borrower Security Agreement (subject only to Liens permitted thereby). If any real property acquired by the Borrower or any Subsidiary after the date hereof is not subject to the Lien of the Collateral Documents, and a Default has occurred and is continuing, the Borrower or such Subsidiary will, at the request of the Required Lenders, execute and deliver a Mortgage of such property and such other security documents as may be necessary, or as the Administrative Agent may reasonably request, to subject such real property to such a Lien to the same extent as assets under the Borrower Security Agreement (subject only to Liens permitted thereby).

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

         SECTION 6.12. Adjusted Consolidated Senior Leverage Ratio. At any time during any period set forth below, the Adjusted Consolidated Senior Leverage Ratio will not exceed the ratio set forth below opposite such period:


                             Period                             Ratio
                             ------                             -----
                 Effective Date - March 31, 1999                5.5:1
                 April 1, 1999 - March 31, 2000                5.25:1
                 April 1, 2000 - March 31, 2001                 5.0:1
                 April 1, 2001 - March 31, 2002                4.75:1
                 April 1, 2002 - March 31, 2003                4.25:1
                 April 1, 2003 - March 31, 2004                3.75:1
                 April 1, 2004 - March 31, 2005                 3.5:1
                 On or after April 1, 2005                      3.0:1


         SECTION 6.13. Combined Total Leverage Ratio. At any time on or after April 1, 2003, the Combined Total Leverage Ratio will not exceed 7.0:1.

         SECTION 6.14. Combined Interest Coverage Ratio. At the last day of any fiscal quarter of the Borrower ending during any period set forth below, the Combined Interest Coverage Ratio will not be less than the ratio set forth below opposite such period:

                             Period                             Ratio
                             ------                             -----
                 Effective Date - March 31, 2003                2.0:1
                 April 1, 2003 - March 31, 2004                 1.5:1
                 April 1, 2004 - March 31, 2005                1.75:1
                 On or after April 1, 2005                      2.0:1


         SECTION 6.15. Combined Fixed Charge Coverage Ratio. At the last day of any fiscal quarter of the Borrower ending during any period set forth below, the Combined Fixed Charge Coverage Ratio will not be less than the ratio set forth below opposite such period:


                             Period                             Ratio
                             ------                             -----
                 Effective Date - March 31, 2003               1.25:1
                 On or after April 1, 2003                      1.0:1


         SECTION 6.16. Limitation on Activities by RMG and Parent Companies. RMG shall not engage in any business or conduct any activity or own any assets, other than (i) the holding, directly or indirectly, of the investments in the Parent

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

Companies, Capital Corporation and any holding companies through which such investments in the Parent Companies and Capital Corporation may be held, (ii) the performance of the Loan Documents, the Indenture, its limited liability company agreements and other operating documents, and instruments evidencing indebtedness not prohibited hereunder, in each case in accordance with the terms thereof and (iii) the performance of ministerial activities incidental thereto. Parent Companies shall not engage in any business or conduct any activity or own any assets, other than (i) the holding, directly or indirectly, of the investments in the Borrower, (ii) the performance of the Loan Documents, the Indenture, their limited liability company agreements and other operating documents, and instruments evidencing indebtedness not prohibited hereunder, in each case in accordance with the terms thereof and (iii) the performance of ministerial activities incidental thereto.



                                   ARTICLE 7
                               EVENTS OF DEFAULT

         If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

         (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with the Loan Documents or any amendment or modification thereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Loan Documents or any amendment or modification thereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article 6 of this Agreement, or any Obligor shall fail to

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

observe or perform any covenant contained in Section 4(a) or 4(j) of the Security Agreements to which it is a party or Section 5(b) of the Pledge Agreements to which it is a party or in provisions substantially similar to the foregoing set forth in any other Collateral Document to which such Obligor is a party;

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in the Loan Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 20 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower, any Subsidiary or any other Obligor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (or with the giving of notice, the lapse of time or both, would permit) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Subsidiary or any other Obligor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or any other Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower, any Subsidiary or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or

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

consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or any other Obligor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower, any Subsidiary or any other Obligor shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary, any other Obligor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets having an aggregate value in excess of $10,000,000 of the Borrower, any Subsidiary or any other Obligor to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to give rise to any liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000 during the term of this Agreement;

          (m) a Change in Control shall occur;

          (n) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected first priority Lien on any material amount of Collateral securing the obligations purported to be secured thereby, or any party shall so assert in writing; or

          (o) the Parent Companies Guarantee shall at any time fail to constitute a valid and binding agreement of either Parent Company, or any Parent Company or Parent Companies Subsidiary shall so assert in writing; or

          (p) the Subsidiary Guarantee shall at any time fail to constitute a valid and binding agreement of each Subsidiary Guarantor, or any Obligor shall so assert in writing;

         then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans and LC Exposures then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and LC Exposures so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans and LC Exposures then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.



                                   ARTICLE 8

                                  THE AGENTS

          SECTION 8.01. Appointment, Powers and Immunities. Each of the Lenders and the Issuing Bank hereby irrevocably appoints each Agent as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          (a) Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

          (b) The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(i) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers,

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

except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (iii) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by any bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Documents, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness of the Loan Documents or any other agreement, instrument or document, (v) the existence or the value of any of the Collateral or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to, and make determinations expressly required to be made by, such Agent.

         SECTION 8.02. Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         SECTION 8.03. Appointment of Sub-agents. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agents may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the

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Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Syndication Agent.

         SECTION 8.04. Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, with, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld), appoint a successor Agent, which shall be a financial institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

         SECTION 8.05. Non-reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished thereunder.

         SECTION 8.06. Syndication Agent. Morgan Stanley Senior Funding, Inc. shall not have any responsibility, obligation or liability under the Loan Documents in its capacity as Syndication Agent.

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                                   ARTICLE 9

                                 MISCELLANEOUS

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to Renaissance Media LLC, 1 Cablevision Center, Suite 100, Ferndale, NY 12734, Attention of Mark W. Halpin (Telecopy No. 914-295-2601) (Telephone No. 914-295-2607);

          (b) if to the Administrative Agent, to Bankers Trust Company, 130 Liberty Street, 14th Floor, New York, NY 10006, Attention of Robert Telesca (Telecopy No. 212-250-7351), (Telephone No. 212-250-7342);

          (c) if to the Syndication Agent, to Morgan Stanley Senior Funding, Inc., 1585 Broadway, New York, NY 10036, Attention of James Morgan (Telecopy No. 212-761-0592) (Telephone No. 212-761-4866);

          (d) if to the Issuing Bank, to it at Bankers Trust Company, 130 Liberty Street, 14th Floor, New York, NY 10006, Attention of Marco Orlando (Telecopy No. 212-250-5817) (Telephone No. 212-250-4361); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments; Release of Collateral. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or

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

remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof of thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

             (i) unless signed by all the Lenders with a Commitment of a Class, increase or decrease the Commitments of such Class (except for a ratable decrease in all the Commitments of such Class), or postpone the date fixed for the scheduled termination of any Commitment of such Class;

             (ii) unless signed by all Lenders holding Loans of any Class, reduce the principal of or (except as expressly provided in the definitions of "Applicable Leverage Ratio" and "Applicable Rate") rate of interest on any Loans of, or fees with respect to, such Class, postpone the date fixed for any scheduled payment of such fees or the principal of or interest on any such Loans, increases the maximum duration of Interest Periods for any Loans, or decrease the aggregate amount by which such Loans are required to be repaid on any date scheduled pursuant to Section 2.09(a) or postpone any date for such repayment;

             (iii) unless signed by all Lenders with Revolving Commitments, reduce the amount of any LC Disbursement or of any interest thereon or any fees payable by reference to the Letters of Credit hereunder, postpone the date fixed for any payment of any LC Disbursement or any interest thereon or any fees payable by reference to the Letters of Credit hereunder or (except as expressly provided in Section 2.04) the expiry date of any Letter of Credit;

             (iv) unless signed by all the Lenders, change any of the provisions of this Section or Section 9.04 or the definition of "Required Lenders" or any other provision hereof specifying the number or

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

         percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder (it being understood that, with the consent of the Required Lenders, additional extensions of credit of a New Class (as hereinafter defined) may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date);

              (v)  unless signed by all the Lenders, change Section 2.17(b) or
         (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; or

              (vi) unless signed by all the Lenders, release all or substantially all of the Collateral from the Liens of the Collateral Documents or release the Parent Companies or any of the Subsidiary Guarantors from their respective obligations under the Parent Companies Guarantee, or the Subsidiary Guarantee, as the case may be; provided that, notwithstanding this Section 9.02, a Subsidiary Guarantor shall be released from its obligations under the Subsidiary Guarantee in connection with a sale or disposition of all or a portion of the equity interests of such Subsidiary Guarantor permitted in accordance with the terms of this Agreement; and

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder without the prior written consent of such Agent or the Issuing Bank, as the case may be; and

provided further that, notwithstanding anything to the contrary herein, any such agreement entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, may provide (i) for the creation of a new tranche (a "New Class") (and a corresponding increase in the aggregate amount of the Commitments) whereby one or more existing Lenders, or any Person not theretofore a Lender who agrees to become a Lender, shall make loans of such New Class and (ii) that loans of such New Class may be secured by the Liens created by the Collateral Documents.

         (c) If, in connection with any proposed waiver, amendment or modification of any provision of this Agreement contemplated by clauses (i) through (vi) of paragraph (b) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower may, at its sole expense and effort, upon notice to any such non-consenting Lender and the Administrative Agent, require any such non-consenting Lender to assign and delegate, without recourse

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

(in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignee consents to the proposed waiver, amendment or modification at the time of such assignment and delegation.

          (d) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent with the consent of the number or percentage of Lenders set forth therein.

          (e) Collateral shall be released from the Lien of the Collateral Documents from time to time (i) with the consent of the Required Lenders (or all of the Lenders in the case of a release of all or substantially all of the Collateral from the Liens of the Collateral Documents) or (ii) provided that no Default has occurred and is continuing or would occur immediately after giving effect thereto, as necessary to effect any sale, exchange, pledge or other disposition or distribution of assets permitted by the Loan Documents, and the Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (provided that, if the Acquisition is not consummated, the out-of-pocket expenses payable by the Borrower pursuant to this clause (i), unless the Borrower and the Agents have otherwise agreed, shall be limited to the reasonable fees, charges and disbursements of counsel for the Agents), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of

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

any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify each Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Issuing Bank in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of

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

liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans of such Class and, if applicable, the related participations in LC Disbursements and Letters of Credit); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Agents (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments and Loans, the amount of the Commitments and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 (or such lesser amount as shall constitute the assigning Lender's total Commitments or Loans) unless each of the Borrower and the Agents otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Commitment or Loans (and, if applicable, the related participations in LC Disbursements and Letters of Credit) of the relevant Class, (iv) the parties to each assignment shall execute and deliver

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

to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clauses (a), (h) or (i) of Article 7 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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

          (e) Any Lender may, without the consent of the Borrower, the Agents or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans of such Class and, if applicable, the related participations in LC Disbursements and Letters of Credit); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) (other than postponements of the date fixed for any scheduled payment of the principal of any Loan other than the final payment date or changes to the definition of "Required Lenders") that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and, with the consent of the Administrative Agent, any Lender that is a fund may pledge all or any portion of its Loans or the promissory notes (if any) evidencing such Loans to its trustee in support of its obligations to its trustee

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

or its noteholders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instru ments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and 9.12 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off

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

and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under the Loan Documents held by such Lender or any of its Affiliates, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its proper ties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this

Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to the Loan Documents, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to the Loan Documents or the enforcement of rights thereunder, (f) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents, provided that such assignee or Participant, or prospective assignee or Participant, agrees to abide by the confidentiality requirements of this Section, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Obligor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                                       RENAISSANCE MEDIA LLC


                                       By:    /s/ Mark W. Halpin
                                          -------------------------------------
                                          Title: Executive Vice President & CFO


                                       RENAISSANCE MEDIA GROUP LLC, for
                                       purposes of Section 6.16 hereof


                                       By:    /s/ Mark W. Halpin
                                          -------------------------------------
                                          Title: Executive Vice President & CFO


                                       RENAISSANCE MEDIA (LOUISIANA)
                                       LLC, for purposes of Section 6.16 hereof


                                       By:    /s/ Fred Schulte
                                          -------------------------------------
                                          Title: Chief Executive Officer


                                       RENAISSANCE MEDIA (TENNESSEE)
                                       LLC, for purposes of Section 6.16 hereof


                                       By:    /s/ Fred Schulte
                                          -------------------------------------
                                          Title: Chief Executive Officer

                                       MORGAN STANLEY SENIOR FUNDING,
                                          INC., individually and as Syndication
                                          Agent


                                       By:    /s/ Michael T. McLaughlin
                                          -------------------------------------
                                          Title: Principal


                                       CIBC INC., individually and as
                                          Documentation Agent


                                       By:    /s/ Tefta Ghilaga
                                          -------------------------------------
                                          Title: Executive Director
                                                 CIBC Oppenheimer Corp.,
                                                 As Agent


                                       BANKERS TRUST COMPANY,
                                       individually and as Administrative Agent


                                       By:    /s/ Patricia Hogan
                                          -------------------------------------
                                          Title: Principal

                                       GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                       By:    /s/ Janet K. William
                                          -------------------------------------
                                          Title: Duly Authorized Signatory


                                       BANK OF MONTREAL


                                       By:    /s/ Karen Klapper
                                          -------------------------------------
                                          Title: Director


                                       UNION BANK OF CALIFORNIA, N.A.


                                       By:    /s/ Lena M. Bryant
                                          -------------------------------------
                                          Title: Assistant Vice President


                                       BANKBOSTON, N.A.


                                       By:    /s/ Cindy Chen
                                          -------------------------------------
                                          Title: Director


                                       THE FIRST NATIONAL BANK OF
                                          CHICAGO


                                       By:    /s/ Lynne M. Sanders
                                          -------------------------------------
                                          Title: Corporate Banking Officer

                                       MERCANTILE BANK NATIONAL
                                          ASSOCIATION


                                       By:    /s/ Gregory D. Knudsen
                                          -------------------------------------
                                          Title: Vice President


                                       NATEXIS BANQUE


                                       By:    /s/ Evan S. Kraus
                                          -------------------------------------
                                          Title: Associate


                                       By:    /s/ William C. Maier
                                          -------------------------------------
                                          Title: Vice President -- Group Manager


                                       FLEET BANK, N.A.


                                       By:    /s/ Russ J. Lopino
                                          -------------------------------------
                                          Title: Vice President


                                       DEEPROCK & COMPANY
                                       By: Eaton Vance Management,
                                           as Investment Advisor


                                       By:    /s/ Scott H. Page
                                          -------------------------------------
                                          Title: Vice President

                                       BHF-BANK AKTIENGELLSCHAFT


                                       By:    /s/ Linda Pace
                                          -------------------------------------
                                          Title: Vice President


                                       By:    /s/ John Sykes
                                          -------------------------------------
                                          Title: Vice President


                                       TORONTO DOMINION (TEXAS), INC.


                                       By:    /s/ David G. Parker
                                          -------------------------------------
                                          Title: Vice President


                                       HIBERNIA NATIONAL BANK


                                       By:    /s/ Karen DeBlieux
                                          -------------------------------------
                                          Title: Senior Vice President

                                       BALANCED HIGH YIELD FUND I, LTD.
                                       By: BHF-Bank Aktiengellschaft acting
                                           through its New York Branch as
                                           Attorney-in-Fact

                                       By:    /s/ Linda Pace
                                          -------------------------------------
                                          Title: Vice President

                                       By:    /s/ John Sykes
                                          -------------------------------------
                                          Title: Vice President

                                 SCHEDULE 2.01
                            to the Credit Agreement

                                                 Commitments
                                                 -----------

                                               Revolving             Tranche A Term          Tranche B Term
Lender                                         Commitment            Commitment              Commitment
-------------------------------------------------------------------------------------------------------------
Morgan Stanley Senior Funding, Inc.            $3,000,000.00          $10,083,333.34           $34,000,000.00
Bankers Trust Company                          $3,000,000.00           $5,583,333.33                    $0.00
CIBC Inc.                                      $3,000,000.00           $5,583,333.33                    $0.00
BankBoston, N.A.                               $3,000,000.00           $3,750,000.00            $1,500,000.00
BHF Bank Aktiengesellscheft                    $3,000,000.00           $3,750,000.00                    $0.00
Balanced High Yield Fund I, Ltd.                       $0.00                   $0.00            $1,500,000.00
(BHF-Bank Aktiengesellscheft acting
through its New York Branch as
Attorney-in-Fact)
Deeprock & Company                                     $0.00                   $0.00            $1,000,000.00
(Eaton Vance Management, as
Investment Advisor)
The First National Bank of Chicago             $3,000,000.00           $3,750,000.00            $1,500,000.00
Toronto Dominion (Texas), Inc.                         $0.00                   $0.00            $5,000,000.00
Fleet Bank, N.A.                               $3,000,000.00           $5,000,000.00                    $0.00
General Electric Capital Corporation           $3,500,000.00           $4,000,000.00            $1,000,000.00
Hibernia National Bank                         $2,000,000.00           $3,000,000.00                    $0.00
Mercantile Bank of St. Louis                   $4,250,000.00           $4,000,000.00                    $0.00
Bank of Montreal                               $3,000,000.00           $4,000,000.00            $1,500,000.00
Natexis Banque                                 $3,000,000.00           $3,750,000.00            $1,500,000.00
Union Bank of California                       $3,250,000.00           $3,750,000.00            $1,500,000.00
-------------------------------------------------------------------------------------------------------------
         Totals                               $40,000,000.00          $60,000,000.00           $50,000,000.00

                                 SCHEDULE 3.06
                            to the Credit Agreement

                     Litigation and Environmental Matters
                     ------------------------------------

1. Systems are subject to conditions set forth in the Social Contract as assumed by Borrower upon consummation of the Acquisition.

2. Louisiana Cluster: On September 18, 1997, the FCC adopted a Rate Order, In the Matter of Time Warner Cable Complaint Regarding Cable Programming Services Tier Rates, which was released September 22, 1997, DA 97-2009. Time Warner plans to file a Petition for Reconsideration of the Rate Order. [Disclosed by Time Warner in Schedule 5.6 of the Purchase Agreement.]

3. Jackson, Tennessee: Potential complaint by Pickwick Electric regarding pole attachment agreement terms. [Disclosed by Time Warner in Schedule
         5.6 of the Purchase Agreement.]

                                 SCHEDULE 6.01
                            to the Credit Agreement

                             Existing Indebtedness
                             ---------------------

None

                                 SCHEDULE 6.02
                            to the Credit Agreement

                                Existing Liens
                                --------------

None

                                 SCHEDULE 6.08
                            to the Credit Agreement

                             Existing Restrictions
                             ---------------------

None